                                                                  Exhibit 99(b)




===============================================================================




                              TUC HOLDING COMPANY
                            TEXAS UTILITIES COMPANY
                        TEXAS UTILITIES ELECTRIC COMPANY
                              ENSERCH CORPORATION

                   ------------------------------------------


                              AMENDED AND RESTATED
                                     5-YEAR
                            COMPETITIVE ADVANCE AND
                      REVOLVING CREDIT FACILITY AGREEMENT

                                  "FACILITY B"



                           Dated as of April 24, 1997



                   ------------------------------------------





                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                            as Administrative Agent


                                      and


                           THE CHASE MANHATTAN BANK,
                     as Competitive Advance Facility Agent




===============================================================================

                               TABLE OF CONTENTS


Article  Section                                                 Page

I.         DEFINITIONS; CONSTRUCTION ...........................   2

           1.01.  Defined Terms ................................   2
           1.02.  Terms Generally ..............................  26
           1.03.  Construction Prior to and After
                           the Merger Date......................  26


II.        THE CREDITS .........................................  27

           2.01.  Commitments...................................  27
           2.02.  Loans    .....................................  28
           2.03.  Competitive Bid Procedure ....................  30
           2.04.  Borrowing Procedure ..........................  33
           2.05.  Fees..........................................  34
           2.06.  Repayment of Loans; Evidence
                           of Indebtedness .....................  34
           2.07.  Interest on Loans ............................  35
           2.08.  Default Interest .............................  36
           2.09.  Alternate Rate of Interest ...................  37
           2.10.  Termination and Reduction of
                           Commitments..........................  37
           2.11.  Prepayment ...................................  38
           2.12.  Reserve Requirements; Change
                           in Circumstances.....................  39
           2.13.  Change in Legality ...........................  41
           2.14.  Pro Rata Treatment ...........................  42
           2.15.  Sharing of Setoffs ...........................  43
           2.16.  Payments .....................................  43
           2.17.  Taxes    .....................................  44
           2.18.  Assignment of Interests
                           Under Certain Circumstances..........  48


III.       REPRESENTATIONS AND WARRANTIES.......................  48

           3.01.  Organization; Powers .........................  48
           3.02.  Authorization ................................  49
           3.03.  Enforceability ...............................  49
           3.04.  Governmental Approvals .......................  49
           3.05.  Financial Statements .........................  49

                                                                 Contents, p. 2


           3.06.  Litigation....................................  50
           3.07.  Federal Reserve Regulations...................  51
           3.08.  Investment Company Act;
                           Public Utility Holding
                           Company Act .........................  51
           3.09.  No Material Misstatements ....................  51
           3.10.  Taxes ........................................  51
           3.11.  Employee Benefit Plans .......................  52
           3.12.  Significant Subsidiaries......................  52
           3.13.  Environmental Matters.........................  52


IV.        CONDITIONS OF LENDING................................  53

           4.01.  All Borrowings ...............................  53
           4.02.  Effective Date ...............................  54
           4.03.  Enserch Closing Date..........................  55
           4.04   First Borrowing by Enserch....................  57

V.         COVENANTS............................................  57

           5.01.  Existence.....................................  57
           5.02.  Business and Properties.......................  58
           5.03.  Financial Statements, Reports,
                           Etc..................................  58
           5.04.  Insurance ....................................  60
           5.05.  Taxes, Etc. ..................................  61
           5.06.  Maintaining Records; Access to
                           Properties and Inspections...........  61
           5.07.  ERISA ........................................  61
           5.08.  Use of Proceeds...............................  61
           5.09.  Consolidations, Mergers, and
                       Sales of Assets..........................  61
           5.10.  Limitations on Liens..........................  62
           5.11.  Fixed Charge Coverage.........................  64
           5.12.  Equity Capitalization Ratio...................  65
           5.13.  Indebtedness of TU............................  65


VI.        EVENTS OF DEFAULT....................................  66


VII.       THE AGENTS ..........................................  69

                                                                 Contents, p. 3


VIII.      MISCELLANEOUS......................................   72

           8.01.  Notices  ...................................   72
           8.02.  Survival of Agreement ......................   73
           8.03.  Binding Effect .............................   73
           8.04.  Successors and Assigns .....................   73
           8.05.  Expenses; Indemnity ........................   77
           8.06.  Right of Setoff.............................   79
           8.07.  Applicable Law .............................   79
           8.08.  Waivers; Amendment .........................   79
           8.09.  Entire Agreement ...........................   80
           8.10.  Severability ...............................   80
           8.11.  Counterparts ...............................   81
           8.12.  Headings ...................................   81
           8.13.  Interest Rate Limitation ...................   81
           8.14.  Jurisdiction; Venue.........................   81
           8.15.  Confidentiality.............................   82


                             EXHIBITS AND SCHEDULES

Exhibit A-1         Form of Competitive Bid Request
Exhibit A-2         Form of Notice of Competitive Bid Request
Exhibit A-3         Form of Competitive Bid
Exhibit A-4         Form of Competitive Bid Accept/Reject
                      Letter
Exhibit A-5         Form of Borrowing Request
Exhibit B           Administrative Questionnaire
Exhibit C           Form of Assignment and Acceptance
Exhibit D-1         Opinion of Reid & Priest LLP, special
                      counsel to TUC, TU and TU Electric
Exhibit D-2         Opinion of Worsham, Forsythe
                      & Wooldridge, L.L.P., general counsel
                      for TUC, TU and TU Electric
Exhibit D-3         Opinion of New York counsel to Enserch
Exhibit D-4         Opinion of Texas counsel to Enserch

Schedule 2.01       Commitments
Schedule 3.06       Litigation

                                    AMENDED AND RESTATED COMPETITIVE ADVANCE
                           AND REVOLVING CREDIT FACILITY AGREEMENT (the
                           "Agreement") dated as of April 24, 1997, and effective as of the Effective Date, among TUC HOLDING COMPANY, a Texas corporation ("TUC"; it being understood that in connection with the Mergers (as defined herein), TUC will change its name to Texas Utilities Company), TEXAS UTILITIES COMPANY, a Texas corporation ("TU"; it being understood that in connection with the Mergers, TU will change its name to Texas Energy Industries, Inc.); TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation and a wholly owned subsidiary of TU ("TU Electric") and ENSERCH CORPORATION, a Texas corporation ("Enserch" and, together with TUC, TU and TU Electric, the "Borrowers", and each individually, a "Borrower"); the lenders listed in Schedule 2.01 (together with their successors and assigns, the "Lenders"); THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as Competitive Advance Facility Agent (in such capacity, the "CAF Agent"); and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"; and, together with the CAF Agent, the "Agents").


                  The Borrowers (such term as used in this Agreement being construed in accordance with Section 1.03) have requested the Lenders to extend credit in the form of Standby Borrowings (such term and each other capitalized term used herein having the meaning given it in Article I) (a) on and after the Effective Date and at any time prior to the Merger Date, to TU and TU Electric,
(b) on and after the Merger Date and at any time prior to the Maturity Date, to TUC, TU Electric and Enserch, and (c) on and after the Merger Date and at any time prior to the TU Post-Merger Maturity Date, to TU, in each case in an aggregate principal amount at any time outstanding not in excess of $1,330,000,000. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers. The proceeds of any such borrowings are to be used to refinance the Existing TU Credit Agreements and for working capital and other corporate purposes, including commercial paper back-up. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

                  Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS; CONSTRUCTION

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II or any Eurodollar Loan converted (pursuant to Section 2.13(ii)) to a loan bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition Date" shall mean the date as of which a person or group of related persons first acquires more than 30% of the outstanding Voting Shares of TU (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); provided, however, that, on and after the Merger Date, the reference in this definition to TU shall be deemed to be a reference to TUC.

                  "Administrative Fees" shall have the meaning assigned to such term in Section 2.05(b).

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (b) the Base CD Rate in effect on such day plus 1% and (c) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the CAF Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "Assessment Rate" shall mean, for any day, the annual rate (rounded upwards to the next 1/100 of 1%) most recently estimated by Chase as the then current net annual assessment rate that will be employed in determining amounts payable by Chase to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in US dollars at Chase's domestic offices; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by Chase, of the quotations for the day of such transactions received by Chase from three Federal funds brokers of recognized standing selected by it. If for any reason Chase shall have determined (which determination shall be conclusive absent manifest error; provided that Chase, shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of Chase to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit C.

                  "Auction Fees" shall mean the competitive advance auction fees provided for in the Letter Agreement (with references to the Financing Documents and provisions referred to therein being deemed to be references to this Agreement and the Facility A Credit Agreement, as applicable, and the analogous provisions herein and therein), payable to the CAF Agent by the applicable Borrower at the time of each competitive advance auction request made by such Borrower pursuant to Section 2.03.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Board of Directors" shall mean the Board of Directors of a Borrower or any duly authorized committee thereof.

                  "Borrower" shall have the meaning given such term in the preamble hereto.

                  "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

                  "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or the State of Texas) on which banks are open for business in New York City and Houston; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "A Change in Control" shall be deemed to have occurred if (a) any person or group of related persons (other than TU, any Subsidiary of TU, or any pension, savings or other employee benefit plan for the benefit of employees of TU and/or any Subsidiary of TU) shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of TU (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); provided that a Change in Control shall not be deemed to have occurred if such acquisition has been approved, prior to the Acquisition Date and the date on which any tender offer for Voting Shares of TU was commenced, by a majority of the Disinterested Directors of TU, or (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of TU (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of TU; provided, however, that no Change of Control shall be deemed to have occurred as a result of the Mergers; and provided further, however, that, on and after the Merger Date, each reference in this definition to TU shall be deemed to be a reference to TUC.

                  "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Commission" shall mean the Public Utility Commission of the State of Texas.

                  "Commitment" shall mean, with respect to each Lender, the Commitment of such Lender set forth in Schedule 2.01 hereto, as such Commitment may be permanently terminated or reduced from time to time pursuant to Section
2.10 or modified from time to time pursuant to Section 8.04. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

                  "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

                  "Competitive Bid Accept/Reject Letter" shall mean a notification made by a Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

                  "Competitive Bid Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Competitive Bid Rate" shall mean, as to any Competitive Bid,
(i) in the case of a Eurodollar Loan, the LIBO Rate for the Interest Period requested in such Competitive Bid plus the Competitive Bid Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" shall mean a request made pursuant to Section 2.03 in the form of Exhibit A-1.

                  "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.03.

                  "Competitive Loan" shall mean a Loan made pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

                  "Consolidated Earnings Available for Fixed Charges" for any twelve-month period means (i) consolidated net income, calculated after deducting preferred stock dividends and preferred securities distributions of Subsidiaries, but before any extraordinary items and before the effect in such twelve-month period of any change in accounting principles promulgated by the Financial

Accounting Standards Board becoming effective after December 31, 1996, less
(ii) allowances for equity funds used during construction to the extent that such allowances, taken as a whole, increased such consolidated net income, plus
(iii) provisions for Federal income taxes, to the extent that such provisions, taken as a whole, decreased such consolidated net income, plus (iv) Consolidated Fixed Charges, all determined for such twelve-month period with respect to TU and its Consolidated Subsidiaries on a consolidated basis; provided, however, that in computing Consolidated Earnings Available for Fixed Charges for any twelve-month period the following amounts shall be excluded:
(i) the effect of any regulatory disallowances resolving fuel or other issues in any proceeding before the Commission or the Railroad Commission of Texas in an aggregate amount not to exceed $100,000,000, (ii) any non-cash book losses relating to the sale or write-down of assets, and (iii) one time costs incurred in connection with the Mergers in an aggregate amount not to exceed $100,000,000; provided, however, that on and after the Merger Date, the reference in this definition to TU shall be deemed to be a reference to TUC.

                  "Consolidated Fixed Charges" for any twelve-month period means the sum of (i) interest on mortgage bonds, (ii) interest on other long-term debt, (iii) other interest expense and (iv) preferred stock dividends and preferred securities distributions of Subsidiaries, all determined for such twelve-month period with respect to TU and its Consolidated Subsidiaries on a consolidated basis; provided, however, that on and after the Merger Date, the reference in this definition to TU shall be deemed to be a reference to TUC.

                  "Consolidated Shareholders' Equity" means the sum of (i) total common stock equity plus (ii) preferred stock not subject to mandatory redemption, both determined with respect to TU and its Consolidated Subsidiaries on a consolidated basis; provided, however, that on and after the Merger Date, the reference in this definition to TU shall be deemed to be a reference to TUC.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of TU, TUC, TU Electric or Enserch, as the case may be, in its consolidated financial statements as of such date.

                  "Consolidated Total Capitalization" means the sum of (i) total common stock equity, (ii) preferred stock and preferred securities and
(iii) long-term debt (less amounts due currently), all determined with respect to TU and its Consolidated Subsidiaries on a consolidated basis, but without giving effect to any acceleration or potential acceleration of any long-term debt; provided, however, that on and after the Merger Date, the reference in this definition to TU shall be deemed to be a reference to TUC.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with TU, are treated as a single employer under Section 414(b) or 414(c) of the Code; provided, however, that on and after the Merger Date, the reference in this definition to TU shall be deemed to be a reference to TUC.

                  "D&P" shall mean Duff & Phelps Credit Rating Agency Co.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Disinterested Director" shall mean any member of the Board of Directors of TU who is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than TU, any Subsidiary of TU, or any pension, savings or other employee benefit plan for the benefit of employees of TU and/or any Subsidiary of TU) acquiring the beneficial ownership of more than 30% of the outstanding Voting Shares of TU (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) and who either was a member of the Board of Directors of TU prior to the Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to the Acquisition Date; provided, however, that on and after the Merger Date, each reference in this definition to TU shall be deemed to be a reference to TUC.

                  "dollars" or "$" shall mean lawful money of the United States of America.

                  "EEX" shall mean Enserch Exploration, Inc., which on the date hereof is an approximately 83% owned Subsidiary of Enserch.

                  "Effective Date" shall mean the later of the date of this Agreement and the date on which each condition set forth in Section 4.02 has been satisfied.

                  "Enserch Applicable Margin" shall mean on any date, with respect to Eurodollar Standby Loans, the applicable percentage set forth below based upon the Enserch Ratings in effect on such date:

                                                          Applicable Percentage
                                                          ---------------------

         Category 1
         ----------

         BBB or higher by S&P;                                .2100%
         Baa2 or higher by Moody's;
         BBB or higher D&P or Fitch;

         Category 2
         ----------

         BBB- by S&P;                                         .2250%
         Baa3 by Moody's;
         BBB- by D&P or Fitch;

         Category 3
         ----------

         BB+ by S&P;                                          .4000%
         Ba1 by Moody's;
         BB+ by D&P or Fitch;

         Category 4
         ----------

         BB or lower by S&P;                                  .5375%
         Ba2 or lower by Moody's;
         BB or lower by D&P or Fitch;

For purposes of the foregoing, (i) if both D&P and Fitch have established Enserch Ratings, only one of such Enserch Ratings shall be employed for purposes of determining the Enserch Applicable Margin and the Enserch Rating employed shall be the Enserch Rating from the institution that has for the longest period of time had an Enserch Rating established for Enserch; (ii) if more than two Enserch Ratings exist and the applicable Enserch Ratings established or deemed to have been established by the Rating Agencies shall fall within different Categories, the Enserch Applicable Margin shall be based upon the Category in which the largest number of Enserch Ratings falls or is deemed to fall, provided, that if there shall be no such Category, the middle Category shall apply; (iii) if only two Enserch Ratings exist, the Enserch Applicable Margin shall, subject to clause (iv) below, be based upon the lower of such Enserch Ratings; (iv) if neither S&P nor Moody's shall have an Enserch Rating in effect, then the Enserch Applicable Margin shall be based upon Category 4; and (v) if any Enserch Rating established or deemed to have been established by any Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which such change is first announced by the Rating Agency making such change. Each change in the Enserch Applicable Margin shall apply to all Eurodollar Standby Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease rating the senior, unsecured, non-credit enhanced long term indebtedness for borrowed money of Enserch (other than by reason of any action or nonaction by Enserch following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another Rating Agency mutually acceptable to the Borrowers and the Agents for the Rating Agency with respect to which the rating system has changed or for which no Enserch Rating is then in effect) to reflect such changed rating system or the nonavailability of Enserch Ratings from such Rating Agency, and pending agreement on such amendment (but subject to clause (iv) above), the Enserch Rating in effect immediately prior to such change or cessation will be used in determining the Enserch Applicable Margin. If any Rating Agency shall not have an Enserch Rating in effect by reason of any action or nonaction by Enserch following or in anticipation of a ratings downgrade, then such Rating Agency shall be deemed to have established an Enserch Rating in Category 4.

                  "Enserch Closing Date" shall mean a date that is not later than 30 days after the Merger Date upon which the conditions set forth in
Section 4.03 shall be satisfied and Enserch shall become a party to this Agreement and the Facility A Credit Agreement.

                  "Enserch Ratings" shall mean the ratings from time to time in effect established by the Rating Agencies for Enserch's senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of (i) organizations described in Section 414(b) or (c) of the Code and (ii) solely for purposes of the Lien created under Section 412(n) of the Code, organizations described in Section 414(m) or (o) of the Code of which the relevant Borrower is a member.

                  "ERISA Event" shall mean (i) any "Reportable Event"; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;
(iii) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of any Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan;
(iv) the receipt by any Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (v) the receipt by any Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vi) the occurrence of a "prohibited transaction" with respect to which any Borrower or any of its subsidiaries is liable; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability of any Borrower other than a liability to pay premiums or benefits when due.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

                  "Eurodollar Standby Borrowing" shall mean a Borrowing comprised of Eurodollar Standby Loans.

                  "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VI.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Existing Enserch Credit Agreement" shall mean the Credit Agreement dated as of October 4, 1996 among Enserch, The Chase Manhattan Bank, as administrative agent and auction agent, and the co-agents and lenders named therein, as amended.

                  "Existing TU Credit Agreements" shall mean the Competitive Advance and Revolving Credit Facility Agreements for Facility A and Facilities B and C, each dated April 26, 1996 among TU, TU Electric, TCB, as administrative agent, and Chemical Bank, as Competitive Advance Facility Agent, as amended.

                  "Facility A Credit Agreement" shall mean the $570,000,000 Amended and Restated Competitive Advance and Revolving Credit Facility Agreement dated as of the date hereof among the parties hereto, as amended, modified or supplemented from time to time.

                  "Facility Fee" shall have the meaning assigned to such term in Section 2.05(a).

                  "Facility Fee Percentage" shall mean on any date the applicable percentage set forth below based upon the Ratings in effect on such date:

                                                                  Facility Fee
                                                                   Percentage
                                                                   ----------

         Category 1
         ----------

         BBB+ or higher by S&P;                                       .0900%
         Baa1 or higher by Moody's;
         BBB+ or higher by D&P or Fitch;

         Category 2
         ----------

         BBB by S&P;                                                  .1250%
         Baa2 by Moody's;
         BBB by D&P or Fitch;

         Category 3
         ----------

         BBB- by S&P;                                                 .2000%
         Baa3 by Moody's;
         BBB- by D&P or Fitch;

         Category 4
         ----------

         BB+ or lower by S&P;                                         .3125%
         Ba1 or lower by Moody's;
         BB+ or lower by D&P or Fitch;

For purposes of the foregoing, (i) if both D&P and Fitch have established Ratings, only one of such Ratings shall be employed for purposes of determining the Facility Fee Percentage and the Rating employed shall be the Rating from the institution that has for the longest period of time had a Rating established for TU Electric; (ii) if more than two Ratings exist and the applicable Ratings established or deemed to have been established by the Rating Agencies shall fall within different Categories, the Facility Fee Percentage shall be based upon the Category in which the largest number of Ratings falls or is deemed to fall, provided, that if there shall be no such Category, the middle Category shall apply; (iii) if only two Ratings exist, the Facility Fee Percentage shall, subject to clause (iv) below, be based upon the lower of such Ratings; (iv) if neither S&P nor Moody's shall have a Rating in effect, then the Facility Fee Percentage shall be based upon

Category 4; and (v) if any Rating established or deemed to have been established by any Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which such change is first announced by the Rating Agency making such change. Each such change shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease rating the first mortgage bonds of TU Electric (other than by reason of any action or nonaction by TU Electric following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another Rating Agency mutually acceptable to the Borrowers and the Agents for the Rating Agency with respect to which the rating system has changed or for which no Rating is then in effect) to reflect such changed rating system or the nonavailability of Ratings from such Rating Agency, and pending agreement on such amendment (but subject to clause (iv) above), the Rating in effect immediately prior to such change or cessation will be used in determining the Facility Fee Percentage. If any Rating Agency shall not have a Rating in effect by reason of any action or nonaction by TU Electric following or in anticipation of a ratings downgrade, then such Rating Agency shall be deemed to have established a Rating in Category 4.

                  "Fees" shall mean the Facility Fee, the Auction Fees and the Administrative Fees.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer designated by one of the foregoing persons, of such corporation.

                  "First Mortgage" shall mean (i) the TU Electric Mortgage and
(ii) any Mortgage and Deed of Trust of TU Electric issued to refund, to replace or in substitution for the TU Electric Mortgage.

                  "Fitch" shall mean Fitch Investors Service, L.P.

                  "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (the "Fixed Rate") (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "Fuel Company" shall mean Texas Utilities Fuel Company, a Texas corporation, and its successors.

                  "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Indebtedness" of any corporation shall mean all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise).

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any prepayment of each Loan or conversion of such Loan to a Loan of a different Type.

                  "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter; provided, that for any Eurodollar Borrowing by TU, such period shall end on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is 1 month thereafter, or, in addition, in the case of any Eurodollar Borrowing made during the 30-day period ending on the Maturity Date, the period commencing on the date of such Borrowing and ending on the seventh or fourteenth day thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.02(e) or repaid or prepaid in accordance with Section 2.06 or Section 2.11 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Letter Agreement" shall mean the Engagement and Fee Letter dated April 11, 1997 among the Borrowers and the Agents.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to (i) in the case of a Standby Borrowing, the Administrative Agent's portion of such Eurodollar Borrowing and (ii) in the case of a Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Standby Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London offices of Chase in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

                  "Margin Regulations" shall mean Regulations G, T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

                  "Material Adverse Change" shall mean a materially adverse change in the business, assets, operations or financial condition of TU and its Subsidiaries taken as a whole which makes any Borrower unable to perform any of its obligations under this Agreement or the Facility A Credit Agreement or which impairs the rights of, or benefits available to, the Lenders under this Agreement or the Facility A Credit Agreement; provided, however, that on and after the Merger Date, the reference in this definition to TU shall be deemed to be a reference to TUC; provided further that the distribution of the capital stock of EEX shall not be deemed to be a Material Adverse Change.

                  "Maturity Date" shall mean the fifth anniversary of the date hereof or if such anniversary does not occur on a Business Day, the Business Day immediately preceding such anniversary.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger among Enserch, TU, TUC and TXA, Inc., as amended and restated by the Amended and Restated Agreement and Plan of Merger dated as of April 13, 1996, among Enserch, TU and TUC and as in effect on the date hereof.

                  "Merger Date" shall mean the date on which the Mergers are consummated in accordance with the terms of the Merger Agreement.

                  "Mergers" shall have the meaning assigned to such term in the Joint Proxy Statement/Prospectus dated September 23, 1996 for TU and Enserch.

                  "Mining Company" shall mean Texas Utilities Mining Company, a Texas corporation, and its successors.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or accruing an obligation to make, contributions, or has within any of the preceding five plan years made, or accrued an obligation to make, contributions.

                  "Notice of Competitive Bid Request" shall mean a notification made pursuant to Section 2.03 in the form of Exhibit A-2.

                  "Operating Agreements" shall mean the (i) Operating Agreement dated April 28, 1978 between Mining Company and Dallas Power & Light Company, Texas Electric Service Company and Texas Power & Light Company, as amended by the Modification of Operating Agreement dated April 20, 1979 between the same parties and (ii) the Operating Agreement dated December 15, 1976, between Fuel Company and Dallas Power & Light Company, Texas Electric Service Company and Texas Power & Light Company, as the same may be amended from time to time, provided that any resulting amended agreement shall not increase the scope of Liens permitted under Section 5.10(i).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Encumbrances" means, as to any person at any date, any of the following:

                  (a) (i) Liens for taxes, assessments or governmental charges not then delinquent and Liens for workers' compensation awards and similar obligations not then delinquent and undetermined Liens or charges incidental to construction, Liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by such person in good faith against which an adequate reserve has been established, with respect to which levy and execution thereon have been stayed and continue to be stayed and which do not impair the use of the property or the operation of such person's business, (ii) Liens incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds, and (iii) mechanics' or materialmen's Liens, assessments or similar encumbrances, the existence of which do not impair the use of the property subject thereto for the purposes for which it was acquired, and other Liens of like nature incurred or created in the ordinary course of business;

                  (b) Liens securing indebtedness, neither assumed nor guaranteed by such person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such person for any substation, transmission line, transportation line, distribution line, right of way or similar purpose;

                  (c) rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

                  (d) rights reserved to or vested in others to take or receive any part of the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of such person and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

                  (e) easements, restrictions, exceptions or reservations in any property and/or rights of way of such person for the purpose of roads, pipe lines, substations, transmission lines, transportation lines, distribution lines, removal of oil, gas, lignite, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by such person;

                  (f) rights reserved to or vested in any municipality or public authority to use, control or regulate any property of such person;

                  (g) any obligations or duties, affecting the property of such person, to any municipality or public authority with respect to any franchise, grant, license or permit;

                  (h) as of any particular time any controls, Liens, restrictions, regulations, easements, exceptions or reservations of any municipality or public authority applying particularly to space satellites or nuclear fuel;

                  (i) any judgment Lien against such person securing a judgment for an amount not exceeding 25% of Consolidated Shareholders' Equity, so long as the finality of such judgment is being contested by appropriate proceedings conducted in good faith and execution thereon is stayed;

                  (j) any Lien arising by reason of deposits with or giving of any form of security to any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable such person to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workers' compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements; or

                  (k) any landlords' Lien on fixtures or movable property located on premises leased by such person in the ordinary course of business so long as the rent secured thereby is not in default.

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan described under Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA that is maintained by any Borrower or any ERISA Affiliate.

                  "Rating Agencies" shall mean Moody's, S&P, D&P and Fitch and any substitute rating agencies agreed upon by the Borrowers and the Agents.

                  "Ratings" shall mean the ratings from time to time established by the Rating Agencies for TU Electric's first mortgage bonds issued under the TU Electric Mortgage.

                  "Register" shall have the meaning given such term in Section 8.04(d).

                  "Reportable Event" shall mean any reportable event as defined in Sections 4043(c)(1)-(8) of ERISA or the regulations issued thereunder (other than a reportable event for which the 30-day notice requirement has been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "Required Lenders" shall mean, at any time, Lenders having Commitments representing at least 66 2/3% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VI, Lenders holding Loans representing at least 66 2/3% of the aggregate principal amount of the Loans outstanding.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "S&P" shall mean Standard & Poor's (a division of The McGraw Hill Companies).

                  "SEC" shall mean the Securities and Exchange
Commission.

                  "Significant Subsidiary" shall mean at any time (a) on or prior to the Merger Date, a Subsidiary of TU and (b) on or after the Merger Date, a Subsidiary of TUC, in either case which as of such time satisfies the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC; provided that TU Electric shall at all times be considered a Significant Subsidiary of TU; provided, further, that each of TU, TU Electric and any other Borrower hereunder shall at all times on and after the Merger Date be considered a Significant Subsidiary of TUC.

                  "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

                  "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-5.

                  "Standby Loans" shall mean the revolving loans made pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" shall mean, with respect to any person (the "parent"), any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such parent.

                  "Substantial" shall mean an amount in excess of 10% of the consolidated assets of TU or TUC, as the case may be, and its Consolidated Subsidiaries taken as a whole.

                  "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

                  "Transactions" shall have the meaning assigned to such term in Section 3.02.

                  "TU Post-Merger Availability Period" shall mean the period commencing on the Merger Date and ending on the later of (a) the date that is 180 days after the Merger Date and (b) August 29, 1997.

                  "TU Post-Merger Maturity Date" shall mean the last day of the TU Post-Merger Availability Period.

                  "TU/TUC Applicable Margin" shall mean on any date, with respect to Eurodollar Standby Loans, the applicable percentage set forth below based upon the Ratings in effect on such date:

                                                           Applicable Percentage
                                                           ---------------------
Category 1
----------
BBB+ or higher by S&P                                           .2600%
Baa1 or higher by Moody's;
BBB+ or higher by D&P or
Fitch;

Category 2
----------
BBB by S&P;                                                     .2750%
Baa2 by Moody's;
BBB by D&P or Fitch;

Category 3
----------
BBB- by S&P;                                                    .4500%
Baa3 by Moody's;
BBB- by D&P or Fitch;

'

                                                           Applicable Percentage
                                                           ---------------------
Category 4
----------
BB+ or lower by S&P;                                             .5875%
Ba1 or lower by Moody's;
BB+ or lower by D&P or
Fitch;

For purposes of the foregoing, (i) if both D&P and Fitch have established Ratings, only one of such Ratings shall be employed for purposes of determining the TU/TUC Applicable Margin and the Rating employed shall be the Rating from the institution that has for the longest period of time had a Rating established for TU Electric; (ii) if more than two Ratings exist and the applicable Ratings established or deemed to have been established by the Rating Agencies shall fall within different Categories, the TU/TUC Applicable Margin shall be based upon the Category in which the largest number of Ratings falls or is deemed to fall, provided, that if there shall be no such Category, the middle Category shall apply; (iii) if only two Ratings exist, the TU/TUC Applicable Margin shall, subject to clause (iv) below, be based upon the lower of such Ratings; (iv) if neither S&P nor Moody's shall have a Rating in effect, then the TU/TUC Applicable Margin shall be based upon Category 4; and (v) if any Rating established or deemed to have been established by any Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which such change is first announced by the Rating Agency making such change. Each change in the TU/TUC Applicable Margin shall apply to all Eurodollar Standby Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease rating the first mortgage bonds of TU Electric (other than by reason of any action or nonaction by TU Electric following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another Rating Agency mutually acceptable to the Borrowers and the Agents for the Rating Agency with respect to which the rating system has changed or for which no Rating is then in effect) to reflect such changed rating system or the nonavailability of Ratings from such Rating

Agency, and pending agreement on such amendment (but subject to clause (iv) above), the Rating in effect immediately prior to such change or cessation will be used in determining the TU/TUC Applicable Margin. If any Rating Agency shall not have a Rating in effect by reason of any action or nonaction by TU Electric following or in anticipation of a ratings downgrade, then such Rating Agency shall be deemed to have established a Rating in Category 4.

                  "TU Electric Applicable Margin" shall mean on any date, with respect to Eurodollar Standby Loans, the applicable percentage set forth below based upon the Ratings in effect on such date:

                                                           Applicable Percentage
                                                           ---------------------
         Category 1
         ----------
         BBB+ or higher by S&P;                                      .2100%
         Baa1 or higher by Moody's;
         BBB+ or higher D&P or Fitch;

         Category 2
         ----------
         BBB by S&P;                                                 .2250%
         Baa2 by Moody's;
         BBB by D&P or Fitch;

         Category 3
         ----------
         BBB- by S&P;                                                .4000%
         Baa3 by Moody's;
         BBB- by D&P or Fitch;

         Category 4
         ----------
         BB+ or lower by S&P;                                        .5375%
         Ba1 or lower by Moody's;
         BB+ or lower by D&P or Fitch;

For purposes of the foregoing, (i) if both D&P and Fitch have established Ratings, only one of such Ratings shall be employed for purposes of determining the TU Electric Applicable Margin and the Rating employed shall be the Rating from the institution that has for the longest period of time had a Rating established for TU Electric; (ii) if more than two Ratings exist and the applicable Ratings established or deemed to have been established by the Rating

Agencies shall fall within different Categories, the TU Electric Applicable Margin shall be based upon the Category in which the largest number of Ratings falls or is deemed to fall, provided, that if there shall be no such Category, the middle Category shall apply; (iii) if only two Ratings exist, the TU Electric Applicable Margin shall, subject to clause (iv) below, be based upon the lower of such Ratings; (iv) if neither S&P nor Moody's shall have a Rating in effect, then the TU Electric Applicable Margin shall be based upon Category 4; and (v) if any Rating established or deemed to have been established by any Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which such change is first announced by the Rating Agency making such change. Each change in the TU Electric Applicable Margin shall apply to all Eurodollar Standby Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease rating the first mortgage bonds of TU Electric (other than by reason of any action or nonaction by TU Electric following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another Rating Agency mutually acceptable to the Borrowers and the Agents for the Rating Agency with respect to which the rating system has changed or for which no Rating is then in effect) to reflect such changed rating system or the nonavailability of Ratings from such Rating Agency, and pending agreement on such amendment (but subject to clause (iv) above), the Rating in effect immediately prior to such change or cessation will be used in determining the TU Electric Applicable Margin. If any Rating Agency shall not have a Rating in effect by reason of any action or nonaction by TU Electric following or in anticipation of a ratings downgrade, then such Rating Agency shall be deemed to have established a Rating in Category 4.

                  "TU Electric Mortgage" shall mean the Mortgage and Deed of Trust dated as of December 1, 1983, from TU Electric to Irving Trust Company (now The Bank of New York), Trustee, as amended or supplemented from time to time.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

                  "Voting Shares" shall mean, as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

                  "Wholly Owned Subsidiary" shall mean any Consolidated Subsidiary all the shares of common stock and other voting capital stock or other voting ownership interests having ordinary voting power to vote in the election of the board of directors or other governing body performing similar functions (except directors' qualifying shares) of which are at the time directly or indirectly owned by TU, or TUC, as the case may be.

                  "Withdrawal Liability" shall mean liability of a Borrower established under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms Generally. The definitions in Section
1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Borrowers' audited financial statements referred to in Section 3.05.

                  SECTION 1.03. Construction Prior to and After the Merger Date. (a) Notwithstanding any other provision contained herein or the definition of "Borrowers", unless and until the Merger Date shall have occurred, neither TUC nor Enserch shall be permitted to borrow hereunder. Prior to the Merger Date, all determinations or calculations to be made with respect to the Borrowers and their Subsidiaries shall be made for all periods prior to the Merger Date in respect of which such determinations or calculations are being made with respect to TU and TU Electric and their Subsidiaries on a combined and consolidated basis.


                  (b) On and after the Merger Date, each of TU Electric, and, subject to the satisfaction of the conditions set forth in Section 4.03, TUC and Enserch and, during the TU Post-Merger Availability Period, TU, will be permitted to borrow hereunder. Subject to the second proviso in Section 5.11, on and after the Merger Date, all determinations or calculations to be made (including periods commencing prior to the Merger Date) with respect to the Borrowers and their Subsidiaries shall be made for all periods in respect of which such determinations or calculations are being made with respect to TUC, TU, Enserch and TU Electric and their Subsidiaries on a combined and consolidated basis.

                  (c) All representations and warranties by the Borrowers under
Article III will be deemed to have been made by each of TUC and Enserch on and as of the Merger Date.


ARTICLE II.  THE CREDITS

                  SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans, at any time and from time to time (a) on and after the date hereof and on or prior to the Merger Date, to TU and TU Electric, (b) on or after the Merger Date and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, to TUC, TU Electric and, subject to the satisfaction of the conditions set forth in Section 4.03 and to Section 2.11(d), Enserch and (c) after the Merger Date and until the earlier of the TU Post-Merger Maturity Date and the termination of the Commitment of such Lender, to TU, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive Loans made to any Borrower and outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.14, subject, however, to the conditions that (i) at no time shall the sum of
(x) the outstanding aggregate principal amount of all Standby Loans plus (y) the outstanding aggregate principal amount of all Competitive Loans exceed the Total Commitment, (ii) at no time shall the sum of (x) the outstanding aggregate principal amount of all Standby Loans and the outstanding aggregate principal amount of all Competitive Loans to Enserch plus (y) the outstanding aggregate principal amount of all Standby Loans and the outstanding aggregate principal amount of all Competitive Loans to Enserch under and as defined in the Facility A Credit Agreement exceed $650,000,000, (iii) at no time shall the outstanding aggregate principal amount of all Standby Loans made by any Lender exceed the amount of such Lender's Commitment and (iv) at all times, the outstanding aggregate principal amount of all Standby Loans made by each Lender to each Borrower shall equal the product of (A) the percentage which such Lender's Commitment represents of the Total Commitment times (B) the outstanding aggregate principal amount of all Standby Loans made to such Borrower.

                  Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the Effective Date or the Merger Date, as the case may be, and prior to the Maturity Date or the TU Post-Merger Maturity Date, in the case of TU, subject to the terms, conditions and limitations set forth herein.

                  SECTION 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $10,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

                  (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each other Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans, as the applicable Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time.

                  (c) Subject to paragraph (d) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in Houston, Texas, not later than noon, Houston time, and the Administrative Agent shall by 2:00 p.m., Houston time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the applicable Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Standby Loans shall be made by the Lenders pro rata in accordance with Section
2.14. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and such Borrower (without waiving any claim against such Lender for such Lender's failure to make such portion available) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (d) A Borrower may refinance all or any part of any Standby Borrowing with a Standby Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Standby Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.06 or 2.11, as applicable, with the proceeds of a new Standby Borrowing, and the proceeds of the new Standby Borrowing, to the extent they do not exceed the principal amount of the Standby Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to such Borrower pursuant to paragraph (c) above.

                  SECTION 2.03.  Competitive Bid Procedure.  (a)  In
order to request Competitive Bids, a Borrower shall hand deliver or telecopy to the CAF Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the CAF Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the CAF Agent's sole discretion, and the CAF Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (w) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (x) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (y) the Interest Period with respect thereto (which may not end after the Maturity Date).

Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the CAF Agent shall telecopy to each Lender a Notice of Competitive Bid Request, in the form of Exhibit A-2, inviting the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans.

                  (b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the CAF Agent by telecopy, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the CAF Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the CAF Agent, and the CAF Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Lender is willing to make to such Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the CAF Agent by telecopy (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                  (c) The CAF Agent shall notify the Borrower by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which such Competitive Bid was made and the identity of the Lender that made each such bid by (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, on the day of a proposed Competitive Borrowing. The CAF Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after the completion of the bidding process set forth in this Section 2.03.

                  (d) A Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any or all Competitive Bids referred to in paragraph (c) above. Such Borrower shall notify the CAF Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above by (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by such Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if such Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by such Borrower to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and
(v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the applicable Borrower. A notice given by a Borrower pursuant to this paragraph (d) shall be irrevocable.

                  (e) The CAF Agent shall promptly notify each bidding Lender (and the Administrative Agent), by telecopy, whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  (f) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in paragraph (i) or (ii) of Section 2.01 would not be met. No Competitive Borrowing shall be requested or made hereunder (i) to TUC or Enserch prior to the Merger Date, (ii) after the Merger Date, to Enserch if TUC shall no longer own, directly or indirectly, 100% of the outstanding common stock of Enserch or if the conditions set forth in Section 4.03 shall not have been satisfied, or
(iii) to TU after the TU Post-Merger Maturity Date.

                  (g) If either the Administrative Agent or CAF Agent shall elect to submit a Competitive Bid in its capacity as a Lender, such party shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the CAF Agent pursuant to paragraph (b) above.

                  (h) Each of the Borrowers and the CAF Agent shall deliver to the Administrative Agent by telecopy copies of all notices delivered by it pursuant to this Section 2.03 at the same times such notices are delivered hereunder. All notices required by this Section 2.03 shall be given in accordance with Section 8.01.

                  (i) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid which was accepted by a Borrower pursuant to paragraph (d) above.

                  SECTION 2.04. Borrowing Procedure. In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Houston time, three Business Days before such Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Houston time, on the day of such Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If a Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standby Borrowing prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. Notwithstanding any other provision of this Agreement to the contrary, no Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

                  SECTION 2.05. Fees. (a) Each of TU, TUC and TU Electric agrees jointly and severally to pay (and, on and after the Merger Date, Enserch agrees jointly and severally to pay) to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on June 30, 1997) and on each date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee"), at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the Effective Date or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the date hereof, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

                  (b) Each of TU, TUC and TU Electric agrees jointly and severally to pay (and, on and after the Merger Date, Enserch agrees jointly and severally to pay) the Administrative Agent, for its own account, the administrative and other fees provided for in the Letter Agreement (the "Administrative Fees").

                  (c) Each Borrower agrees to pay the CAF Agent, for its own account, the Auction Fees applicable to such Borrower.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders or to the CAF Agent. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.06. Repayment of Loans; Evidence of Indebtedness.
(a) The outstanding principal balance of each Standby Loan and each Competitive Loan shall be due and payable on the earlier of the last day of the Interest Period applicable thereto and the Maturity Date (other than Loans made on or after the Merger Date to TU, the outstanding principal balance of which shall be due and payable on the earlier of the last day of the Interest Period applicable thereto and the TU Post-Merger Maturity Date).

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.06 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

                  SECTION 2.07. Interest on Loans. (a) Subject to the provisions of Section 2.08, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan made to TU or TUC, the LIBO Rate for the Interest Period in effect for such Borrowing plus the TU/TUC Applicable Margin from time to time in effect, (ii) in the case of each Eurodollar Standby Loan made to TU Electric, the LIBO Rate for the Interest Period in effect for such Borrowing plus the TU Electric Applicable Margin from time to time in effect, (iii) in the case of each Eurodollar Standby Loan made to Enserch, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Enserch Applicable Margin from time to time in effect and (iv) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Competitive Bid Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03.

                  (b) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate.

                  (c) Subject to the provisions of Section 2.08, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

                  (d) The interest rate applicable to each Eurodollar Loan made to TU or to TUC shall be increased by 0.10% per annum for each day on which Indebtedness of TU in excess of that permitted under Section 5.13(A) (without giving effect to the proviso therein) shall be outstanding; provided, however, that on and after the Merger Date, the second reference in this Section 2.07(d) to TU shall be deemed to be a reference to TUC.

                  (e) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by Chase, and such determination shall be conclusive absent manifest error; provided that Chase shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination.

                  SECTION 2.08. Default Interest. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.07(b)) equal to the Alternate Base Rate plus 1%.

                  SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination under clauses (i) or (ii) above, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by a Borrower for a Eurodollar Competitive Borrowing pursuant to
Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent and (y) any request by a Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall notify the applicable Borrower of such notice and until the Required Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurodollar Standby Borrowing shall be deemed a request for an ABR Borrowing. Each determination by the Administra tive Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Administrative Agent, shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination.

                  SECTION 2.10.  Termination and Reduction of Commitments.
(a) The Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Maturity Date.

                  (b) Upon at least two Business Days' prior irrevocable written notice to the Administrative Agent, the Borrowers, acting jointly, may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount (1) less than the aggregate outstanding principal amount of all Competitive Loans or (2) less than $50,000,000, unless the result of such termination or reduction referred to in this clause (2) is to reduce the Total Commitment to $0. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10(b) and of each Lender's portion of any such termination or reduction of the Total Commitment.

                  (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

                  SECTION 2.11. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent: (i) before 10:00 a.m., Houston time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 10:00 a.m., Houston time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $5,000,000 and not less than $5,000,000. No prepayment may be made in respect of any Competitive Borrowing.

                  (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.10, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Standby Loans outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section
8.05 but otherwise without premium or penalty. All prepayments under this
Section 2.11
shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  (d) In the event that on or after the Merger Date, TUC shall cease to own, directly or indirectly, 100% of the outstanding common stock of Enserch, (i) Enserch shall immediately prepay the principal amount of all outstanding Standby Loans to Enserch and the principal amount of all outstanding Competitive Loans to Enserch, together with accrued interest on such Loans being prepaid to the date of payment and any amounts payable pursuant to Section 8.05 and (ii) the Lenders shall have no obligation to make Standby Loans or Competitive Loans to Enserch thereafter and Enserch shall not be permitted to request a Borrowing under this Agreement.

                  SECTION 2.12. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender hereunder (except for changes in respect of taxes on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender's principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Eurodollar Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the applicable Borrower or, if the foregoing circumstances do not relate to a particular Borrowing, the Borrowers shall, upon receipt of the notice and certificate provided for in Section 2.12(c), promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request was applicable to such Lender at the time of submission of the Competitive Bid pursuant to which such Competitive Loan was made.

                  (b) If any Lender shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for any such reduction suffered will be paid by the Borrowers to such Lender.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in para graph (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the applicable Borrower or the Borrowers, as the case may be, and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender shall give prompt notice to the applicable Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by such Borrower pursuant to this Section; provided, however, that failure by such Lender to give such notice shall not constitute a waiver of such Lender's right to demand compensation hereunder.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation under this Section 2.12 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the applicable Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and
(ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  (e) Each Lender agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

                  SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Agents, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder (or be continued for additional Interest Periods) and that ABR Loans will not thereafter be converted into Eurodollar Loans, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request for a Eurodollar

         Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.13, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

                  SECTION 2.14. Pro Rata Treatment. Except as provided below in this Section 2.14 with respect to Competitive Borrowings and as required under Sections 2.13 and 2.18, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing or conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  SECTION 2.15. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the amount of such participation.

                  SECTION 2.16. Payments. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder from an account in the United States not later than 10:00 a.m., Houston time, on the date when due in dollars to the Administrative Agent at its offices at 1111 Fannin Street, 9th floor, MS 46, Houston, Texas 77002, in immediately available funds.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.17. Taxes. (a) Any and all payments of principal and interest on any Borrowings, or of any Fees or indemnity or expense reimbursements by a Borrower hereunder ("Borrower Payments") shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all current or future United States Federal, state and local taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such Borrower Payments, but only to the extent reasonably attributable to such Borrower Payments, excluding (i) income taxes imposed on the net income of the Administrative Agent, the CAF Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, the CAF Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, the CAF Agent or such Lender (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Agents, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender (or Transferee) or Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, each Borrower shall pay to the relevant United States Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Letter Agreement ("Other Taxes").

                  (c) Each Borrower shall indemnify each Lender (or Transferee thereof) and each Agent for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such Lender (or Transferee) or such Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant United States Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a Lender, the CAF Agent, or the Administrative Agent on their behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or any Agent, as the case may be, makes written demand therefor.

                  (d) If a Lender (or Transferee) or any Agent shall become aware that it is entitled to claim a refund from a United States Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify such Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such United States Governmental Authority for such refund at such Borrower's expense. If a Lender (or Transferee) or any Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower had paid additional amounts pursuant to this
Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or such Agent and without interest (other than interest paid by the relevant United States Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of such Lender (or Transferee) or such Agent, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender (or Transferee) or such Agent in the event such Lender (or Transferee) or such Agent is required to repay such refund to such United States Governmental Authority.

                  (e) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by a Borrower to the relevant United States Governmental Authority, such Borrower will deliver to the Administrative Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt issued by such United States Governmental Authority evidencing payment thereof.

                  (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (g) Each Lender or Agent (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender" or "Non U.S. Agent", as applicable) shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service

Form 1001 or Form 4224, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by any Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this
Section 2.17(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(g) that such Non-U.S. Lender is not legally able to deliver.

                  (h) A Borrower shall not be required to indemnify any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), or to pay any additional amounts to any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), in respect of United States Federal, state or local withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of such Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or

(ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Lender (including any Transferee) to comply with the provisions of paragraph (g) above and (i) below.

                  (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by a Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

                  (j) Nothing contained in this Section 2.17 shall require any Lender (or Transferee) or any Agent to make available to such Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary.

                  (k) Notwithstanding anything herein to the contrary, the indemnification obligations under this Section shall, to the extent practicable, be allocated between the Borrowers based upon their relative liability for the interest, fee or other payments in respect of which such indemnification obligations arise.

                  SECTION 2.18. Assignment of Interests Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.12 or 2.13, or any Borrower shall be required to make additional payments to any Lender under Section 2.17, the Borrowers shall have the right, at their own expense, upon notice to such Lender and the Agents, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all such Lender's interests, rights and obligations contained hereunder to another financial institution approved by the Agents and the Borrowers (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Borrowers, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to each of the Lenders as follows (except in the case of the representations contained (a) in Section 3.05(a) which are made by TU only, (b) Section 3.05(b), which are made by TU Electric only, (c) Section 3.05(c), which are made by Enserch, (d) Section 3.05(d), which are made by Enserch only, and (e) Section 3.12, which are made
(x) on or prior to the Merger Date, by TU only and (y) on or after the Merger Date, by TUC only):

                  SECTION 3.01. Organization; Powers. Such Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow hereunder.

                  SECTION 3.02. Authorization. The execution, delivery and performance by such Borrower of this Agreement and the Borrowings hereunder (collectively, the "Transaction") (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of such Borrower or any of its Subsidiaries to which such Borrower is subject, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of such Borrower.

                  SECTION 3.03. Enforceability. This Agreement constitutes a legal, valid and binding obligation of such Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the Transactions, to the extent they relate to such Borrower.

                  SECTION 3.05.  Financial Statements.  (a)  The
consolidated balance sheet of TU and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in TU's 1996 Annual Report on Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of TU and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                  (b) The consolidated balance sheet of TU Electric as of December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in TU Electric's 1996 Annual Report on Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of TU Electric and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                  (c) The consolidated balance sheet of Enserch as of December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in Enserch's 1996 Annual Report on Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of Enserch and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                  (d) There has heretofore been delivered to each of the Lenders an unaudited condensed pro forma consolidated balance sheet as of June 30, 1996 and unaudited condensed statements of income for the six months ended June 30, 1996 and for the fiscal years ending December 31, 1993 through December 31, 1995, which gave effect to the distribution by Enserch of the capital stock of EEX ("Pro Forma Financial Statements") which Pro Forma Financial Statements were prepared in accordance with GAAP. The assumptions used in preparing the Pro Forma Financial Statements are reasonable, as of the date of such Pro Forma Financial Statements and as of the Effective Date, and all material assumptions with respect to the Pro Forma Statements are set forth therein.

                  (e) Since December 31, 1996, there has been no Material Adverse Change with respect to such Borrower, other than as a result of the matters excluded from the computation of Consolidated Earnings Available for Fixed Charges as set forth in the definition thereof.

                  SECTION 3.06. Litigation. Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date hereof or as set forth on Schedule 3.06, there is no action, suit or proceeding pending against, or to the knowledge of such Borrower threatened against or affecting, TU or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the ability of such Borrower to pay its obligations hereunder or which in any manner draws into question the validity of this Agreement; provided, however, that, on and after the Merger Date, the reference in this definition to TU shall be deemed to be a reference to TUC.

                  SECTION 3.07. Federal Reserve Regulations. (a) Neither such Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used by such Borrower, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

                  SECTION 3.08. Investment Company Act; Public Utility Holding Company Act. (a) Neither such Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

                  (b) Such Borrower and each of its Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935 and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution, delivery and performance by the Borrowers of this Agreement and their respective obligations hereunder do not violate any provision of such Act or any rule or regulation thereunder.

                  SECTION 3.09. No Material Misstatements. No report, financial statement or other written information furnished by or on behalf of such Borrower to the Agents or any Lender pursuant to or in connection with this Agreement contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

                  SECTION 3.10. Taxes. Such Borrower and its Subsidiaries have filed or caused to be filed within 3 days of the date on which due, all Federal and material state and local tax returns which to their knowledge are required to be filed by them, and have paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

                  SECTION 3.11. Employee Benefit Plans. With respect to each Plan such Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder. No ERISA Event has occurred that alone or together with any other ERISA Event has resulted or could reasonably be expected to result in a Material Adverse Change. Neither such Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Change. Neither such Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, which such reorganization or termination could result in a Material Adverse Change, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or can reasonably be expected to result, through an increase in the contributions required to be made to such Plan or otherwise, in a Material Adverse Change.

                  SECTION 3.12. Significant Subsidiaries. Each of TU's corporate Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers necessary to carry on its business substantially as now conducted. TU's corporate Significant Subsidiaries have all material governmental licenses, authorizations, consents and approvals required to carry on the business of the corporate Significant Subsidiaries substantially as now conducted; provided, however, that, on and after the Merger Date, each reference in this definition to TU shall be deemed to be a reference to TUC.

                  SECTION 3.13. Environmental Matters. Except as set forth in or contemplated by the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date hereof, such Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, neither such Borrower nor any of its Subsidiaries has received notice of any material failure so to comply, except where such failure could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, the facilities of such Borrower or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, such Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Change.


ARTICLE IV.  CONDITIONS OF LENDING

                  The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.01.  All Borrowings.  On the date of each Borrowing:

                  (a) The Agents shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable.

                  (b) The representations and warranties set forth in Article III hereof (except, in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, the representations set forth in Sections 3.05(e), 3.06, 3.11 and 3.13) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

a

                  (c) At the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

                  SECTION 4.02.  Effective Date.  On the Effective
Date:

                  (a) The Agents shall have received favorable written opinions of Reid & Priest LLP and Worsham, Forsythe & Wooldridge, L.L.P., each dated the Effective Date and addressed to the Lenders and satisfactory to Cravath, Swaine & Moore, counsel for the Agents, to the effect set forth in Exhibits D-1 and D-2 hereto.

                  (b) The Agents shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of each Borrower (other than Enserch), certified as of a recent date by the Secretary of State of its state of incorporation, and a certificate as to the good standing of each Borrower (other than Enserch) as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of each Borrower (other than Enserch) dated the Effective Date and certifying
         (A) that attached thereto is a true and complete copy of the by-laws of such Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause
         (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such Borrower; (iii) a certificate of another officer of such Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
         (ii) above; (iv) evidence satisfactory to the Agents that the requisite approvals referred to in Section 3.04 hereof have been obtained; and (v) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Agents, shall reasonably request.

                  (c) The Agents shall have received a certificate, dated the Effective Date and signed by a Financial Officer of each Borrower (other than Enserch), confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (d) The Agents shall have received all Facility Fees accrued prior to the date hereof and all other Fees and amounts due and payable on or prior to the Effective Date.

                  (e) All the conditions to the effectiveness of the Facility A Credit Agreement (other than the condition set forth in Section 4.02(e) thereof) shall have been satisfied.

                  (f) The Agents shall have received evidence satisfactory to them that all amounts outstanding under the Existing TU Credit Agreements have been repaid.

                  (g) The Agents shall have received an executed counterpart to this Agreement of each Agent, each Lender and each Borrower other than Enserch.

                  SECTION 4.03.  Enserch Closing Date.  On the
Enserch Closing Date:

                  (a) Enserch shall have executed and delivered to the Agents an executed counterpart to this Agreement for each Lender by virtue of which it shall have agreed to become (and shall have become), and to perform all of the obligations of, a Borrower hereunder.

                  (b) The Agents shall have received favorable written opinions of Texas and New York counsel to Enserch, each dated the Enserch Closing Date and addressed to the Lenders and satisfactory to Cravath, Swaine & Moore, counsel to the Agents, to the effect set forth in Exhibits D-3 and D-4 hereto.

                  (c) The Agents shall have received (i) a copy of the certificate of incorporation of Enserch, certified as of a recent date by the Secretary of State of Enserch's state of incorporation, and a certificate as to the good standing of Enserch as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of Enserch dated the Enserch Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of Enserch as in effect on such date and at all times since a date prior to the date of the resolutions described in clause
         (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of Enserch authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of Enserch; (iii) a certificate of another officer of Enserch as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; (iv) a copy of any amendments to the certificates of incorporation provided pursuant to Section 4.02(b)(i), certified as of a recent date by the applicable Secretary of State;
         (v) evidence that neither the by-laws nor the resolutions provided pursuant to Section 4.02(b)(ii) have been modified, rescinded or amended since the Effective Date and are in full force and effect, except to the extent that any such resolutions have been modified or amended in order to increase permitted borrowings by the applicable Borrower, in which case the applicable Borrower shall deliver to the Agents a certificate of the Secretary or an Assistant Secretary of such Borrower dated the Enserch Closing Date and certifying, as applicable, (A) that attached thereto is a true and complete copy of the by-laws of such Borrower as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the amendments to, or modifications of, such resolutions duly adopted by the Board of Directors of such Borrower, and that such resolutions (as so amended or modified) have not been modified, rescinded or amended and are in full force and effect, and (vi) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Agents, shall reasonably request.

                  (d) The Agents shall have received a certificate, dated the date of such Borrowing and signed by a Financial Officer of each of TUC and Enserch, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (e) The Agents shall have received evidence satisfactory to them that the Mergers have been consummated in accordance with the terms of the Merger Agreement.

                  (f) Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date hereof or as set forth on Schedule 3.06, there shall be no action, suit or proceeding pending against, or to the knowledge of Enserch threatened against or affecting, Enserch or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the ability of Enserch to pay its obligations hereunder or which in any manner draws into question the validity of this Agreement.

                  SECTION 4.04. First Borrowing by Enserch. On or prior to the date of the first Borrowing hereunder by Enserch, the Agents shall have received evidence satisfactory to them that the Existing Enserch Credit Agreement has been terminated and that all amounts outstanding thereunder have been repaid.

ARTICLE V.  COVENANTS

                  Each of TU and TUC (and each of TU Electric and Enserch, to the extent such covenants apply to it) agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

                  SECTION 5.01. Existence. It will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all rights, licenses, permits, franchises and authorizations necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to
Section 5.09.

                  SECTION 5.02. Business and Properties. It will, and will cause each of its Subsidiaries to, comply with all applicable material laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  SECTION 5.03. Financial Statements, Reports, Etc. On and prior to the Merger Date, TU and, on and after the Merger Date, TUC (and TU Electric and Enserch, to the extent such information relates to TU Electric or Enserch, as applicable, only) will furnish to the Agents and each Lender:

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of TU or TUC, as applicable, a consolidated balance sheet of TU or TUC, as applicable, and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner reasonably acceptable to the Securities and Exchange Commission by Deloitte & Touche LLP or other indepen-dent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of TU or TUC, as applicable, a consolidated balance sheet of TU, or TUC, as applicable, and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of TU's or TUC's, as applicable, fiscal year ended at the end of such quarter, and for the twelve months ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of TU's or TUC's, as applicable, fiscal year ended at the end of such quarter, setting forth comparative figures for previous dates and periods to the extent required in Form 10-Q, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Financial Officer of TU or TUC, as applicable;

                  (c) simultaneously with any delivery of each set of financial statements referred to in paragraphs (a) and (b) above, (i) an unconsolidated balance sheet of TU or TUC, as applicable, and the related unconsolidated statements of income, retained earnings and cash flows as of the same date and for the same periods applicable to the statements delivered pursuant to paragraph (a) or (b) above, as applicable, all certified (subject to normal year-end adjustments in the case of quarterly statements) as to fairness of presentation, GAAP and consistency by a Financial Officer of TU or TUC, as applicable, and (ii) a certificate of a Financial Officer of TU or TUC, as applicable, (A) setting forth in reasonable detail the calculations required to establish whether TU or TUC, as applicable, was in compliance with the requirements of Sections 5.11, 5.12 and 5.13 on the date of such financial statements, and (B) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which TU or TUC, as applicable, is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the Financial Officer's certificate delivered simultaneously therewith pursuant to paragraph (c) above;

                  (e) forthwith upon becoming aware of the occurrence of any Default, a certificate of a Financial Officer of TU or TUC, as applicable, setting forth the details thereof and the action which TU, or TUC, as applicable, is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of TU or TUC, as applicable, generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8-K and similar reports which TU, TUC, TU Electric or Enserch shall have filed with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC;

                  (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice from a proper representative of a Multiemployer Plan of complete or partial Withdrawal Liability being imposed upon such member of the Controlled Group under Title IV of ERISA, a copy of such notice; or
         (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, or appoint a trustee to administer, any Plan, a copy of such notice; and

                  (i) promptly, from time to time, such additional information regarding the financial position or business of TU or TUC, as applicable, and its Subsidiaries as the Agents, at the request of any Lender, may reasonably request.

As promptly as practicable after delivering each set of financial statements as required in paragraph (a) of this Section, TU or TUC, as applicable, shall make available a copy of the consolidating workpapers used by TU or TUC, as applicable, in preparing such consolidated statements to each Lender that shall have requested such consolidating workpapers. Each Lender that receives such consolidating workpapers shall hold them in confidence as required by Section 8.15; provided that no Lender may disclose such consolidating workpapers to any other person pursuant to clause (iv) of Section 8.15.

                  SECTION 5.04. Insurance. It will, and will cause each of its Subsidiaries to, maintain such insurance or self insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses.

                  SECTION 5.05. Taxes, Etc. It will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

                  SECTION 5.06. Maintaining Records; Access to Properties and Inspections. It will, and will cause each of its Subsidiaries to, maintain financial records in accordance with GAAP and, upon reasonable notice and at reasonable times, permit authorized representatives designated by any Lender to visit and inspect its properties and to discuss its affairs, finances and condition with its officers.

                  SECTION 5.07. ERISA. It will, and will cause each of its Subsidiaries that are members of the Controlled

Group to, comply in all material respects with the applicable provisions of ERISA and the Code except where any noncompliance, individually or in the aggregate, would not result in a Material Adverse Change.

                  SECTION 5.08. Use of Proceeds. It will not, and will not cause or permit any of its Subsidiaries to, use the proceeds of the Loans for purposes other than those set forth in the recitals hereto.

                  SECTION 5.09. Consolidations, Mergers, and Sales of Assets. Other than the Mergers, neither TU nor TUC will (a) consolidate or merge with or into any person unless (i) the surviving corporation is incorporated under the laws of a State of the United States of America and assumes or is responsible by operation of law for all the obligations of TU or TUC, as applicable, hereunder and (ii) no Default or Event of Default shall have occurred or be continuing at the time of or after giving effect to such consolidation or merger or (b) sell, lease or otherwise transfer, in a single transaction or in a series of transactions, all or any Substantial part of its assets to any person or persons other than a Wholly Owned Subsidiary. Neither TU nor TUC will permit any Significant Subsidiary to consolidate or merge with or into, or sell, lease or otherwise transfer all or any Substantial part of its assets to, any person other than TU, TUC or a Wholly Owned Subsidiary (or a person which as a result of such transaction becomes a Wholly Owned Subsidiary), provided that in the case of any merger or consolidation involving TU Electric or, on and after the Merger Date, TU or Enserch, such person must assume or be responsible by operation of law for all the obligations of TU Electric, TU or Enserch, as applicable, hereunder, and neither TU nor TUC will in any event permit any such consolidation, merger, sale, lease or transfer if any Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to any such transaction. Notwithstanding the foregoing, (a) none of TU, TUC and their respective Subsidiaries will engage to a Substantial extent in businesses other than those currently conducted by them, or in the case of Enserch, by Enserch, and other businesses reasonably related thereto and (b) nothing in this Section shall prohibit any sales of assets permitted by Section 5.10(d)


                  SECTION 5.10. Limitations on Liens. None of TU, TUC or any Significant Subsidiary will create or assume or permit to exist any Lien in respect of any property or assets of any kind (real or personal, tangible or intangible) of TU, TUC or any Significant Subsidiary, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or sell, or permit any Significant Subsidiary to sell, any accounts receivable; provided that the provisions of this Section shall not prevent or restrict the creation, assumption or existence of:

                  (a) any Lien in respect of any such property or assets of any Significant Subsidiary to secure indebtedness owing by it to TU, TUC or any Wholly Owned Subsidiary of TU or TUC, as applicable; or

                  (b) purchase money Liens (including capital leases) in respect of property acquired by TU, TUC or any Significant Subsidiary, to secure the purchase price of such property (or to secure indebtedness incurred prior to, at the time of, or within 90 days after the acquisition solely for the purpose of financing the acquisition of such property), or Liens existing on any such property at the time of acquisition of such property by TU, TUC or such Significant Subsidiary, whether or not assumed, or any Lien in respect of property of a corporation existing at the time such corporation becomes a Subsidiary of TU or TUC, as applicable; or agreements to acquire any property or assets under conditional sale agreements or other title retention agreements, or capital leases in respect of any other property; provided that:

                           (1) the aggregate principal amount of Indebtedness
                  secured by all Liens in respect of any such property shall not exceed the cost (as determined by the board of directors of TU, TUC or such Significant Subsidiary, as the case may
                  be) of such property at the time of acquisition thereof (or
                  (x) in the case of property covered by a capital lease, the fair market value, as so determined, of such property at the time of such transaction, or (y) in the case of a Lien in respect of property existing at the time such corporation becomes a Subsidiary of TU or TUC, as applicable, the fair market value, as so determined of such property at such time), and

                           (2) at the time of the acquisition of the property
                  by TU, TUC or such Subsidiary, or at the time such corporation becomes a Subsidiary of TU or TUC, as applicable, as the case may be, every such Lien shall apply and attach only to the property originally subject thereto and fixed improvements constructed thereon; or

                  (c) refundings or extensions of any Lien permitted in the foregoing paragraph (b) for amounts not exceeding the principal amount of the Indebtedness so refunded or extended or the fair market value (as determined by the board of directors of TU, TUC or such Significant Subsidiary, as the case may be) of the property theretofore subject to such Lien, whichever shall be lower, in each case at the time of such refunding or extension; provided that such Lien shall apply only to the same property theretofore subject to the same and fixed improvements constructed thereon; or

                  (d) sales subject to understandings or agreements to repurchase; provided that the aggregate sales price for all such sales (other than sales to any governmental instrumentality in connection with such instrumentality's issuance of indebtedness, including without limitation industrial development bonds and pollution control bonds, on behalf of TU, TUC or any Significant Subsidiary) made in any one calendar year shall not exceed $50,000,000; or

                  (e) any production payment or similar interest which is dischargeable solely out of natural gas, coal, lignite, oil or other mineral to be produced from the property subject thereto and to be sold or delivered by TU, TUC or any Significant Subsidiary; or

                  (f) any Lien including in connection with sale-leaseback transactions created or assumed by any Significant Subsidiary on natural gas, coal, lignite, oil or other mineral properties or nuclear fuel owned or leased by such Subsidiary, to secure loans to such Subsidiary in an aggregate amount not to exceed $400,000,000; provided that none of TU, TUC or any other Subsidiary shall assume or guarantee such financings; or

                  (g) leases (other than capital leases) now or hereafter existing and any renewals and extensions thereof under which TU, TUC or any Significant Subsidiary may acquire or dispose of any of its property, subject, however, to the terms of
         Section 5.09; or

                  (h) any Lien created or to be created by the First Mortgage of TU Electric; or

                  (i) any Lien on the rights of the Mining Company or Fuel Company existing under their respective
         Operating Agreements; or

                  (j) pledges or sales by TU Electric or Enserch of its accounts receivable including customers' installment paper; or

                  (k) the pledge of current assets, in the ordinary course of business, to secure current liabilities; or

                  (l) Permitted Encumbrances.

                  SECTION 5.11. Fixed Charge Coverage. TU will not, as of the end of each quarter of each fiscal year of TU, permit Consolidated Earnings Available for Fixed Charges for the twelve months then ended to be less than or equal to 150% of Consolidated Fixed Charges for the twelve months then ended; provided, however, that on and after the Merger Date, the reference in this
Section 5.11 to TU shall be deemed to be a reference to TUC; provided further that if fewer than 12 calendar months shall have elapsed since the Merger Date, the foregoing calculations of consolidated Earnings Available for Fixed Charges and Consolidated Fixed Charges will be determined by using the calculations available for TUC for the highest number of months ended since the Merger Date and the calculations for the remaining number of months applicable to TU for such months shall be substituted as if TUC had been TU for such months.

                  SECTION 5.12. Equity Capitalization Ratio. TU will not permit at any time Consolidated Shareholders' Equity to be less than 35% of Consolidated Total Capitalization; provided, however, that after the Merger Date, the reference in this Section 5.12 to TU shall be deemed to be a reference to TUC.

                  SECTION 5.13. Indebtedness of TU. TU will not incur, create, assume or permit to exist Indebtedness (other than guarantees existing as of the date hereof and guarantees of any obligations of Subsidiaries) in an amount at any time in excess of the sum of the following:

                  (A)      $2,100,000,000;

                  (B)      the excess, if any, of:

                           (i) cumulative consolidated net income of TU (after preferred stock dividends and preferred securities distributions)

                                    LESS:

                                    combined net income (after preferred stock dividends and preferred securities distributions) of the direct Subsidiaries of TU in excess of dividend income recorded by TU from such Subsidiaries over

                           (ii) the aggregate amount of dividends recorded by TU; provided that calculations for clauses (B)(i) and (ii) shall be applied and included for each fiscal quarter commencing on or after July 1, 1997 for which financial statements have been delivered to the Lenders pursuant to
                                    Section 5.03; and

                  (C) the aggregate proceeds received by TU from issuances of capital stock of TU after April 24, 1997 (other than issuances of capital stock in connection with the Mergers and in any event only to the extent such proceeds have not been used to prepay Indebtedness (other than Indebtedness under this Agreement or Indebtedness under the Facility A Credit Agreement or any short-term debt)),

provided that Indebtedness (other than guarantees existing as of the date hereof and guarantees of any obligations of

Subsidiaries) in an amount in excess of such sum may be incurred, created, assumed or permitted to exist for a period of up to 120 days if TU shall have given the Lenders prior written notice of its intent to issue capital stock within such 120-day period for net cash proceeds to TU sufficient to eliminate such excess; provided further that on and after the Merger Date, each reference in this Section 5.13 to TU shall be deemed to be a reference to TUC.


ARTICLE VI.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events (each an "Event of Default"):

                  (a) any representation or warranty made or deemed made by any Borrower in or in connection with the execution and delivery of this Agreement or the Borrowings hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made by any Borrower in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made by any Borrower in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

                  (d) default shall be made by any Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.11, 5.12, or 5.13;

                  (e) default shall be made by any Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.09 and such default shall continue unremedied for a period of 5 days or default shall be made by any Borrower in the due observance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent at the request of any Lender to such Borrower;

                  (f)(i) on or prior to the Merger Date, TU shall no longer own, directly or indirectly, all the outstanding common stock of TU Electric (or any successor) or, (ii) after the Merger Date, TUC shall no longer own, directly or indirectly, all of the outstanding common stock of TU Electric or, prior to the TU Post-Merger Maturity Date, TU (or any successors), or (iii) after the Merger Date, TUC shall no longer own, directly or indirectly, at least 51% of the outstanding common stock of Enserch (or any successor);

                  (g) any Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $40,000,000, when and as the same shall become due and payable, subject to any applicable grace periods, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of TU, TUC or any Significant Subsidiary, or of a substantial part of the property or assets of TU, TUC or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for TU, TUC or any Significant Subsidiary or for a substantial part of the property or assets of TU, TUC or any Significant Subsidiary or (iii) the winding up or liquidation of TU, TUC or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) TU, TUC or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above,
         (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for TU, TUC or any Significant Subsidiary or for a substantial part of the property or assets of it or such Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (j) a Change in Control shall occur;

                  (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against TU, TUC or any Subsidiary thereof or any combination thereof and such judgment or order shall remain undischarged or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of TU, TUC or any Subsidiary to enforce any such judgment or order;

                  (l) an ERISA Event or ERISA Events shall have occurred that reasonably could be expected to result in a Material Adverse Change;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the right of any or all of the Borrowers to borrow pursuant to the Commitments and
(ii) declare the Loans of any or all of the Borrowers then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of such Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in paragraph (h) or (i) above with respect to any Borrower, the Commitments of the Lenders with respect to such Borrower shall automatically terminate and the principal of the Loans then outstanding of the Borrower with respect to which such event has occurred, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of such Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by such Borrower, anything contained herein to the contrary notwithstanding.


ARTICLE VII.  THE AGENTS

                  In order to expedite the transactions contemplated by this Agreement, Texas Commerce Bank National Association is hereby appointed to act as Administrative Agent, and Chase is hereby appointed to act as CAF Agent, on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the CAF Agent, without hereby limiting any implied authority,
(a) to receive on behalf of the Lenders and the CAF Agent all payments of principal of and interest on the Loans and all other amounts due to the Lenders and the CAF Agent hereunder, and promptly to distribute to each Lender and the CAF Agent its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent.

                  No Agent or any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Agents may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each of the Agents shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. No Agent or any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by the other Agent or any Lender of any of its obligations hereunder or to the other Agent or any Lender on account of the failure of or delay in performance or breach by any other Lender, the other Agent or any Borrower of any of their respective obligations hereunder or in connection herewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Agents shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent acceptable to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  With respect to the Loans made by it hereunder, each of the Agents, in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and each of the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                  Each Lender agrees (i) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, the amount of its outstanding Loans) of any expenses incurred for the benefit of the Lenders in its role as Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless each of the Agents and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each Lender agrees that any allocation made in good faith by the Agents of expenses or other amounts referred to in this paragraph between this Agreement and the Facility A Credit Agreement shall be conclusive and binding for all purposes.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.


ARTICLE VIII.  MISCELLANEOUS

                  SECTION 8.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

                  (a) if to any Borrower, to Texas Utilities Company, Energy Plaza, 1601 Bryan Street, 33rd Floor, Dallas, TX 75201, Attention of Laura Anderson, Manager of Treasury Operations (Telecopy No. 214-812-2488);

                  (b) if to the CAF Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Chris Consomer (Telecopy No. 212-552-5627), with a copy to The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, Attention of Jaimin Patel (Telecopy No. 212-270-1354);

                  (c) if to the Administrative Agent, to Texas Commerce Bank National Association, 2200 Ross Avenue, 3rd Floor, Dallas, TX 75201, Attention of Allen King

         (Telecopy No. 214-922-2997), with a copy to Texas Commerce Bank, Loan Syndications Services, 1111 Fannin Street, 9th Floor, MS 46, Houston, TX 77002; and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or previously or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

                  SECTION 8.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

                  SECTION 8.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and each Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.

                  SECTION 8.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender or an assignment to a Federal Reserve Bank, the Borrowers and the Agents must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,000 (provided that, in the case of simultaneous assignment of interests under one or more of this Agreement and the Facility A Credit Agreement, the aggregate fee shall be $3,000), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 8.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed by the Administrative Agent (the Borrowers to be given reasonable notice of any shorter period), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.17 and 8.05 afforded to such Lender prior to its assignment as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim,
(ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrowers or the performance or observance by the Borrowers of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignor and such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at one of its offices in the City of Houston a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agents and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrowers and the Agents to such assignment, the Administrative Agent shall
(i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

                  (f) Each Lender may without the consent of the Borrowers or the Agents sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.17 and 8.05 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the

Borrowers under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers (x) decreasing any fees payable hereunder or the amount of principal of, or the rate at which interest is payable on, the Loans, (y) extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or (z) extending the Commitments).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

                  (h) The Borrowers shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders, and any attempted assignment or delegation (except as a consequence of a transaction expressly permitted under Section 5.09) by a Borrower without such consent shall be void.

                  (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

                  SECTION 8.05. Expenses; Indemnity. (a) The Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Agents in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (but only if such amendments, modifications or waivers are requested by a Borrower) (whether or not the transactions hereby contemplated are consummated), or incurred by the Agents or any Lender in connection with the enforcement of their rights in connection with this Agreement or in connection with the Loans made hereunder, including the reasonable fees and disbursements of counsel for the Agents or, in the case of enforcement following an Event of Default, the Lenders.

                  (b) The Borrowers agree to indemnify each Lender against any loss, calculated in accordance with the next sentence, or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to borrow or to refinance, convert or continue any Loan hereunder (including as a result of such Borrower's failure to fulfill any of the applicable conditions set forth in Article IV) after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to
Section 2.03 or 2.04, (b) any payment, prepayment or conversion, or assignment of a Eurodollar Loan or Fixed Rate Loan of such Borrower required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred by such Lender in liquidating or employing deposits from third parties, or with respect to commitments made or obligations undertaken with third parties, to effect or maintain any Loan hereunder or any part thereof as a Eurodollar Loan or a Fixed Rate Loan. Such loss shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced, converted or not borrowed (assumed to be the LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be.

                  (c) THE BORROWERS AGREE TO INDEMNIFY THE AGENTS, EACH LENDER, EACH OF THEIR AFFILIATES AND THE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF THE FOREGOING (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND TO HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF (I) THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) THE USE OF THE PROCEEDS OF THE LOANS OR (III) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO, INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF ANY INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (I) ARE DETERMINED BY A FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (II) RESULT FROM ANY LITIGATION BROUGHT BY SUCH INDEMNITEE AGAINST THE BORROWERS OR BY ANY BORROWER AGAINST SUCH INDEMNITEE, IN WHICH A FINAL, NONAPPEALABLE JUDGMENT HAS BEEN RENDERED AGAINST SUCH INDEMNITEE.

                  (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

                  (e) A certificate of any Lender or Agent setting forth any amount or amounts which such Lender or Agent is entitled to receive pursuant to paragraph (b) of this Section and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined shall be delivered to the appropriate Borrower and shall be conclusive absent manifest error.

                  SECTION 8.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the relevant Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 8.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 8.08. Waivers; Amendment. (a) No failure or delay of either Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase any Commitment or decrease the Facility Fee of any Lender without the prior written consent of such Lender or (iii) amend or modify the provisions of Section 2.14 or
Section 8.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the CAF Agent hereunder without the prior written consent of the Administrative Agent or the CAF Agent, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

                  SECTION 8.09. ENTIRE AGREEMENT. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO) AND THE FEE LETTER AGREEMENT CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE ENTIRE CONTRACT AMONG THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF AND THEREOF. ANY PREVIOUS AGREEMENT, WHETHER WRITTEN OR ORAL, AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, INCLUDING, WITHOUT LIMITATION, THE EXISTING TU CREDIT AGREEMENTS, IS SUPERSEDED BY THIS AGREEMENT AND THE LETTER AGREEMENT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NOTHING IN THIS AGREEMENT, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THIS AGREEMENT.

                  SECTION 8.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 8.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

                  SECTION 8.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 8.13. Interest Rate Limitation. (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans of such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

                  (b) If the amount of interest, together with all Charges, payable for the account of any Lender in respect of any interest computation period is reduced pursuant to paragraph (a) of this Section and the amount of interest, together with all Charges, payable for such Lender's account in respect of any subsequent interest computation period, computed pursuant to
Section 2.07, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender's account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this paragraph (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to paragraph (a) of this Section.

                  SECTION 8.14. Jurisdiction; Venue. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

                  (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.15. Confidentiality. Each Lender shall use its best efforts to hold in confidence all information, memoranda, or extracts furnished to such Lender (directly or through the Agents) by the Borrowers hereunder or in connection with the negotiation hereof; provided that such Lender may disclose any such information, memoranda or extracts (i) to its accountants or counsel, (ii) to any regulatory agency having authority to examine such Lender,
(iii) as required by any legal or governmental process or otherwise by law,
(iv) except as provided in the last sentence of Section 5.03, to any person to which such Lender sells or proposes to sell an assignment or a participation in its Loans hereunder, if such other person agrees for the benefit of the Borrowers to comply with the provisions of this Section and (v) to the extent that such information, memoranda or extracts shall be publicly available or shall have become known to such Lender independently of any disclosure by any Borrower hereunder or in connection with the negotiation hereof. Notwithstanding the foregoing, any Lender may disclose the provisions of this Agreement and the amounts, maturities and interest rates of its Loans to any purchaser or potential purchaser of such Lender's interest in any Loan.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                TEXAS UTILITIES COMPANY,

                                 by /s/ Peter B. Tinkham
                                    -------------------------------
                                   Name:  Peter B. Tinkham
                                   Title: Treasurer and
                                          Assistant Secretary



                                TEXAS UTILITIES ELECTRIC
                                COMPANY,

                                 by /s/ Robert S. Shapard
                                    -------------------------------
                                   Name:  Robert S. Shapard
                                   Title: Treasurer and
                                          Assistant Secretary


                                 TUC HOLDING COMPANY,

                                  by /s/ Peter B. Tinkham
                                    -------------------------------
                                    Name:  Peter B. Tinkham
                                    Title: Treasurer and
                                           Assistant Secretary

                                 TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION, individually and as
                                 Administrative Agent,

                                  by      /s/ Allen King
                                    --------------------------------
                                    Name:   Allen King
                                    Title:  Vice President


                                THE CHASE MANHATTAN BANK,
                                individually and as CAF Agent,

                                  by   /s/ Thomas H. Kozlack
                                    --------------------------------
                                    Name:   Thomas H. Kozlack
                                    Title:  Vice President

                                CO-AGENTS:

                                THE BANK OF NEW YORK,
                                individually and as a
                                Co-Agent,

                                 by /s/ Nathan S. Howard
                                    --------------------------------
                                   Name:  Nathan S. Howard
                                   Title: Vice President

                               THE BANK OF TOKYO-MITSUBISHI,
                               LTD., individually and as a
                               Co-Agent,

                                by    /s/ John Mearns
                                    --------------------------------
                                  Name:   John Mearns
                                  Title:  Vice President and
                                          Manager

                               NATIONSBANK OF TEXAS, N.A.,
                               individually and as Co-Agent,


                                by    /s/ Curtis L. Anderson
                                    --------------------------------
                                  Name:   Curtis L. Anderson
                                  Title:  Sr. Vice President

                               LEAD MANAGERS:

                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION,
                               individually and as Lead
                               Manager,


                                by /s/ Robert Eaton
                                  --------------------------------
                                  Name:   Robert Eaton
                                  Title:  Vice President

                               CIBC INC., individually and as
                               Lead Manager,


                                by /s/ Robert S. Lyle
                                  --------------------------------
                                  Name:   Robert S. Lyle
                                  Title:  Director

                                CITIBANK, N.A., individually and
                                as Lead Manager,


                                 by /s/ Sandip Sen
                                   --------------------------------
                                   Name:   Sandip Sen
                                   Title:  Vice President

                                CREDIT SUISSE FIRST BOSTON,
                                individually and as Lead
                                Manager,

                                 by     /s/ James P. Moran
                                   --------------------------------
                                   Name:   James P. Moran
                                   Title:  Director

                                 by     /s/ J. Scott Karro
                                   --------------------------------
                                   Name:  J. Scott karro
                                   Title: Associate

                                MELLON BANK, N.A., individually
                                and as Lead Manager,


                                 by     /s/ Scott Hennessee
                                   --------------------------------
                                   Name:   Scott Hennessee
                                   Title:  Vice President

                                TORONTO DOMINION (TEXAS), INC.,
                                individually and as Lead
                                Manager,

                                 by /s/ Lisa Allison
                                   --------------------------------
                                   Name:   Lisa Allison
                                   Title:  Vice President

                                PARTICIPANTS:

                                CAISSE NATIONALE DE CREDIT
                                AGRICOLE,

                                 by /s/ Bernard Chauvel
                                   --------------------------------
                                   Name:   Bernard Chauvel
                                   Title:  President, General
                                           Manager, US

                                COMMERZBANK AG, ATLANTA AGENCY,

                                 by /s/ Andreas K. Bremer
                                    --------------------------------
                                    Name:   Andreas K. Bremer
                                    Title:  SVP and Manager

                                 by /s/ Eric R. Kagerer
                                    --------------------------------
                                    Name:   Eric R. Kagerer
                                    Title:  Vice President

                                CREDIT LYONNAIS,

                                 by  /s/ Robert Ivosevich
                                   --------------------------------
                                   Name:   Robert Ivosevich
                                   Title:  Sr. Vice President

                                 THE FIRST NATIONAL BANK OF
                                 CHICAGO,


                                  by  /s/ Michael J. Johnson
                                    --------------------------------
                                    Name:   Michael J. Johnson
                                    Title:  Vice President/
                                            Senior Banker

                                 FIRST UNION NATIONAL BANK OF
                                 NORTH CAROLINA,


                                  by  /s/ Michael J. Kolosowsky
                                    --------------------------------
                                    Name:   Michael J. Kolosowsky
                                    Title:  Vice President

                                 THE FUJI BANK, LIMITED,

                                  by     /s/ David Kelley
                                    --------------------------------
                                    Name:   David Kelley
                                    Title:  Sr. Vice President

                                 THE INDUSTRIAL BANK OF JAPAN
                                 TRUST COMPANY,


                                  by     /s/ Kazutoshi Kuwahara
                                    --------------------------------
                                    Name:   Kazutoshi Kuwahara
                                    Title:  Executive Vice
                                            President, Houston
                                            Office

                                 THE LONG-TERM CREDIT BANK OF
                                 JAPAN, LIMITED,



                                  by     /s/ Satoru Otsubo
                                    --------------------------------
                                    Name:   Satoru Otsubo
                                    Title:  Joint General
                                            Manager

                                 THE MITSUBISHI TRUST AND BANKING
                                 CORPORATION, LOS ANGELES AGENCY,



                                  by     /s/ Hiroaki Koseki
                                    --------------------------------
                                    Name:   Hiroaki Koseki
                                    Title:  Deputy General
                                            Manager

                                 MORGAN GUARANTY TRUST COMPANY OF
                                 NEW YORK,



                                  by  /s/ Oliver W. Wesson, Jr.
                                    --------------------------------
                                    Name:   Oliver W. Wesson, Jr.
                                    Title:  Vice President

                                 THE SAKURA BANK, LIMITED,

                                  by /s/ Yasumasa Kikuchi
                                    --------------------------------
                                    Name:   Yasumasa Kikuchi
                                    Title:  Sr. Vice President

                                  THE SANWA BANK, LIMITED, DALLAS
                                  AGENCY,


                                  by /s/ Robert S. Smith
                                    --------------------------------
                                    Name:   Robert S. Smith
                                    Title:  Vice President

                                  THE TOKAI BANK, LIMITED,


                                  by /s/ Shinichi Kondo
                                    --------------------------------
                                    Name:   Shinichi Kondo
                                    Title:  Deputy General
                                            Manager

                                 UNION BANK OF SWITZERLAND,
                                 NEW YORK BRANCH,


                                  by /s/ David E. Mikula
                                    --------------------------------
                                    Name:   David E. Mikula
                                    Title:  Managing Director


                                  by /s/ Andrew N. Taylor
                                    --------------------------------
                                    Name:   Andrew N. Taylor
                                    Title:  Asst. Vice President

                                 WESTPAC BANKING CORPORATION,

                                  by /s/ Pamela Donnelly
                                    --------------------------------
                                    Name:   Pamela Donnelly
                                    Title:  Vice President

                                                                    EXHIBIT A-1

                        FORM OF COMPETITIVE BID REQUEST

The Chase Manhattan Bank, as Competitive Advance Facility
Agent
for the Lenders referred to below,
c/o The Chase Manhattan Bank
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention:  Chris Consomer
Telecopy:  212-552-5627

Dear Ladies and Gentlemen:

                  The undersigned, [Texas Utilities Company][Texas Utilities Electric Company], [TUC Holding Company], [Enserch Corporation] (the "Borrower"), refers to the Amended and Restated Competitive Advance and Revolving Credit Facility Agreement dated as of April 24, 1997 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, [Texas Utilities Company] [Texas Utilities Electric Company], [TUC Holding Company], [Enserch Corporation], the Lenders named therein, Texas Commerce Bank National Association, as Administrative Agent, and The Chase Manhattan Bank, as Competitive Advance Facility Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Agreement that it requests a Competitive Borrowing under the Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing
     (which is a Business Day)                        ______________________
(B)  Principal amount of
     Competitive Borrowing 1/                         ______________________
(C)  Interest rate basis 2/                           ______________________
(D)  Interest Period and the
     last day thereof 3/                              ______________________

--------
     1/ Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.
     2/ Eurodollar Loan or Fixed Rate Loan.
     3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                  Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Agreement have been satisfied.


                             Very truly yours,

                             [TEXAS UTILITIES COMPANY,]
                             [TEXAS UTILITIES ELECTRIC COMPANY,]
                             [TUC HOLDING COMPANY,]
                             [ENSERCH CORPORATION,]

                                 by

                                    Name:
                                    Title:  [Financial Officer]

                                                                    EXHIBIT A-2


                   FORM OF NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]
New York, New York

                                                                         [Date]
Attention:  [          ]

Dear Ladies and Gentlemen:

                  Reference is made to the Amended and Restated Competitive Advance and Revolving Credit Facility Agreement dated as of April 24, 1997 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among [Texas Utilities Company][Texas Utilities Electric Company], [TUC Holding Company], [Enserch Corporation] (the "Borrower"), [Texas Utilities Company][Texas Utilities Electric Company], [TUC Holding Company], [Enserch Corporation], the Lenders named therein, Texas Commerce Bank National Association, as Administrative Agent, and The Chase Manhattan Bank, as Competitive Advance Facility Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower made a Competitive Bid Request on , 19[ ], pursuant to
Section 2.03(a) of the Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time]. 1/ Your Competitive Bid must comply with Section 2.03(b) of the Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing
                                          ---------------
(B)  Principal amount of
     Competitive Borrowing
                                          ---------------
(C)  Interest rate basis
                                          ---------------
--------
     1/ The Competitive Bid must be received by the CAF Agent (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

(D)  Interest Period and the
     last day thereof.                            ______________________


                                      Very truly yours,

                                      THE CHASE MANHATTAN BANK,
                                      as Competitive Advance Facility
                                      Agent,

                                       by
                                         ------------------------------
                                         Name:
                                         Title:

                                                                    EXHIBIT A-3


                            FORM OF COMPETITIVE BID


The Chase Manhattan Bank, as Competitive Advance Facility
Agent for the Lenders referred to below, c/o The Chase Manhattan Bank
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081


Attention:  Chris Consomer
Telecopy:   212-552-5627
                                                                         [Date]
Attention:  [                ]

Dear Ladies and Gentlemen:

                  The undersigned, [Name of Lender], refers to the Amended and Restated Competitive Advance and Revolving Credit Facility Agreement dated as of April 24, 1997 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among [Texas Utilities Company][Texas Utilities Electric Company], [TUC Holding Company], [Enserch Corporation] (the "Borrower"), [Texas Utilities Company][Texas Utilities Electric Company], [TUC Holding Company], [Enserch Corporation], the Lenders named therein, Texas Commerce Bank National Association, as Administrative Agent, and The Chase Manhattan Bank, as Competitive Advance Facility Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Agreement, in response to the Competitive Bid Request made by the Borrower on , 19[ ], and in that connection sets forth below the terms on which such Competitive Bid is made:

(A) Principal Amount 1/                          ______________________
(B) Competitive Bid Rate 2/                      ______________________
(C) Interest Period and last
    day thereof                                  ______________________
--------
     1/ Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the CAF Agent.
     2/ i.e., LIBO Rate + or - %, in the case of Eurodollar Loans or %, in the case of Fixed Rate Loans.

                  The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Agreement.


                                       Very truly yours,

                                       [NAME OF LENDER],

                                         by
                                           -------------------------
                                            Name:
                                            Title:

                                                                    EXHIBIT A-4


                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


                                                                         [Date]


The Chase Manhattan Bank, as Competitive Advance Facility
Agent for the Lenders referred to below
c/o The Chase Manhattan Bank
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention:  Chris Consomer
Telecopy:  212-552-5627

Dear Ladies and Gentlemen:

                  The undersigned, [Texas Utilities Company][Texas Utilities Electric Company], [TUC Holding Company], [Enserch Corporation] (the "Borrower"), refers to the Amended and Restated Loan and Competitive Advance and Revolving Credit Facility Agreement dated as of April 24, 1997 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, [Texas Utilities Company][Texas Utilities Electric Company], [TUC Holding Company], [Enserch Corporation], the Lenders named therein, Texas Commerce Bank National Association, as Administrative Agent, and The Chase Manhattan Bank, as Competitive Advance Facility Agent for the Lenders.

                  In accordance with Section 2.03(c) of the Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ________, 19[ ], and in accordance with Section 2.03(d) of the Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount          Fixed Rate/Margin               Lender
----------------          -----------------               ------

      $                     [%]/[+/-.   %]
      $

We hereby reject the following bids:

Principal Amount          Fixed Rate/Margin               Lender
----------------          -----------------               ------

      $                     [%]/[+/-.   %]
      $

                  The $ should be deposited in The Chase Manhattan Bank account number [ ] on [date].


                               Very truly yours,

                                [TEXAS UTILITIES COMPANY],
                                [TEXAS UTILITIES ELECTRIC COMPANY],
                                [TUC HOLDING COMPANY],
                                [ENSERCH CORPORATION],


                                   by
                                     -------------------------
                                     Name:
                                     Title:

                                                                    EXHIBIT A-5

                           FORM OF BORROWING REQUEST

Texas Commerce Bank National Association,
  as Administrative Agent
for the Lenders referred to below,
2200 Ross Avenue, 3rd floor
Dallas, TX 77002

Attention:  Allen King
Telecopy:
                                                                         [Date]

Dear Ladies and Gentlemen:

                  The undersigned, [Texas Utilities Company][Texas Utilities Electric Company], [TUC Holding Company], [Enserch Corporation] (the "Borrower"), refers to the Amended and Restated Competitive Advance and Revolving Credit Facility Agreement dated as of April 24, 1997 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, [Texas Utilities Company][Texas Utilities Electric Company], [TUC Holding Company], [Enserch Corporation], the Lenders named therein, Texas Commerce Bank National Association, as Administrative Agent, and The Chase Manhattan Bank, as Competitive Advance Facility Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Agreement that it requests a [Standby] Borrowing under the Agreement, and in that connection sets forth below the terms on which such [Standby] Borrowing is requested to be made:

(A)  Date of Borrowing
     (which is a Business Day)                     _________________________
(B)  Principal amount of
     Borrowing 1/                                  _________________________
(C)  Interest rate basis 2/                        _________________________
(D)  Interest Period and the
     last day thereof 3/                           _________________________

--------
     1/ Not less than $10,000,000 (and in integral multiples of $5,000,000) or greater than, as applicable, the Total Commitment.
     2/ Specify Eurodollar Loan or ABR Loan.
     3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                  Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Agreement have been satisfied.

                             Very truly yours,

                             [TEXAS UTILITIES COMPANY,]
                             [TEXAS UTILITIES ELECTRIC COMPANY,]
                             [TUC HOLDING COMPANY,]
                             [ENSERCH CORPORATION,]


                               by
                                 -------------------------
                                  Name:
                                  Title:  [Financial Officer]

                                                                      EXHIBIT B








                          ADMINISTRATIVE QUESTIONNAIRE
                            TEXAS UTILITIES COMPANY
                        TEXAS UTILITIES ELECTRIC COMPANY
                              TUC HOLDING COMPANY
                              ENSERCH CORPORATION



                         PLEASE FORWARD THIS COMPLETED
                          FORM AS SOON AS POSSIBLE TO:


                       Donna McGroarty FAX (713) 216-2291


PLEASE TYPE ALL INFORMATION.


Agent:                              Texas Commerce Bank National Association
                                    712 Main Street 8-TCB-N 96
                                    Houston, Texas 77002

Telex:                              166-350   TCB HOU

Chase Securities Inc.
Syndications
Telecopier:                         (713) 216-2291 / Alt. Fax (713) 216-2339

Chase Securities Inc.
Syndications
Contacts:                           Preston Moore           (713) 216-1010
                                    Ann K. Baumgartner      (713) 216-7582
                                    Donna McGroarty         (713) 216-3617

Operations:                         Gale Manning            (713) 750-2784
Letters of Credit:                  Gale Manning            (713) 750-2784

Competitive Auction
Contact:                            The Chase Manhattan Bank New York
                                    Chris Consomer - Phone: (212) 552-7259
                                                       Fax: (212) 552-5627

Full Legal Name of
your Institution:
                                    ----------------------------------------

Hard-copy documents, notices and periodic financial statements of the Borrower should be sent to the following account officer designated by your bank:

Officer's Name:
                        -------------------------------------------------------

Title:
                        -------------------------------------------------------

Street Address (No
P.O. Boxes please):
                        -------------------------------------------------------

City, State, Zip:
                        -------------------------------------------------------

Phone #:
                        -------------------------------------------------------

Telefax #:
                        -------------------------------------------------------

                          PRIMARY CONTACT INFORMATION


We will send all telecopies regarding time-critical information (drawdowns, option changes, payments, etc.) to the Primary or Alternate Contact at the banking location you designate.

1. Your bank's primary contact for telefaxes concerning borrowings, options on interest rates, etc.:


               Primary           Telephone           Telefax
                Name              Number              Number
               -------           ---------           -------











           Alternate Name/      Telephone             Telefax
              Phone No.          Number                Number
           ---------------      ---------             -------









If at any time any of the above information changes, please advise.


Publicity:                 Under what name would you prefer your
                           institution to appear in any future
                           advertisements?

Movement of Funds: TO US:            Wire Fed Funds to:

                   Texas Commerce Bank N.A.
                   ABA #113000609
                   for account number #0010-092-4118
                   Attention: Loan Syndication Svcs./ Gale
                   Manning
                   Reference:

                   TO YOU:           Wire Fed Funds to:

                   NAME:
                   ------------------------------------------------------------
                   ABA #
                   For Credit To:
                   ------------------------------------------------------------
                   Attention:
                   ------------------------------------------------------------
                   Reference:
                   ------------------------------------------------------------

Other:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

If buyer is purchasing Letter of Credit facility as part of this participation/syndication, please provide the information below:

L/C contact name:
                   ------------------------------------------------------------
Street Address:
                   ------------------------------------------------------------

City, State, Zip:
                   ------------------------------------------------------------

Phone #:
                   ------------------------------------------------------------

Telefax #:
                   ------------------------------------------------------------

                                       Wire Fed Funds to:

                   NAME:
                   ------------------------------------------------------------
                   ABA #
                   For Credit To:
                   ------------------------------------------------------------
                   Attention:
                   ------------------------------------------------------------
                   Reference:
                   ------------------------------------------------------------

                   PLEASE COMPLETE THE FOLLOWING INFORMATION
                         FOR COMPETITIVE AUCTIONS ONLY




                                Primary Contact
                              Competitive Auctions


Bank Name:
          -------------------------------------------------------------------
Address:
        ---------------------------------------------------------------------
Primary Contact:
                -------------------------------------------------------------
Department:
           ------------------------------------------------------------------
Telephone Number:
                 ------------------------------------------------------------
Telefax Number:
               --------------------------------------------------------------

                               Alternate Contact
                              Competitive Auctions


Alternate Contact:
                  -----------------------------------------------------------
Department:
           ------------------------------------------------------------------
Telephone Number:
                 ------------------------------------------------------------
Telefax Number:
               --------------------------------------------------------------

                   PLEASE COMPLETE THE FOLLOWING INFORMATION
                         FOR COMPETITIVE AUCTIONS ONLY




                                Primary Contact
                              Competitive Auctions


Bank Name:
          ---------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------
Primary Contact:
                ---------------------------------------------------------------
Department:
           --------------------------------------------------------------------
Telephone Number:
                 --------------------------------------------------------------
Telefax Number:
               ----------------------------------------------------------------

                               Alternate Contact
                              Competitive Auctions


Alternate Contact:
                  -------------------------------------------------------------
Department:
           --------------------------------------------------------------------
Telephone Number:
                 --------------------------------------------------------------
Telefax Number:
               ----------------------------------------------------------------

                                                                      EXHIBIT C







                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE

                                                        Dated: __________, 19__


                  Reference is made to the Amended and Restated Competitive Advance and Revolving Credit Facility Agreement dated as of April 24, 1997 (as amended, modified, extended or restated from time to time, the "Agreement"), among Texas Utilities Company, Texas Utilities Electric Company , [TUC Holding Company], [Enserch Corporation] (collectively, the "Borrowers"), the lenders listed in Schedule 2.01 thereto (the "Lenders"), Texas Commerce Bank National Association, as Administrative Agent, and The Chase Manhattan Bank, as Competitive Advance Facility Agent for the Lenders. Terms defined in the Agreement are used herein with the same meanings.

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the [Effective Date of Assignment set forth below], the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the [Effective Date of Assignment] and the Competitive Loans and Standby Loans owing to the Assignor which are outstanding on the [Effective Date of Assignment], together with unpaid interest accrued on the assigned Loans to the [Effective Date of Assignment] and the amount, if any, set forth on the reverse hereof of the Fees accrued to the [Effective Date of Assignment] for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 8.04 of the Agreement, a copy of which has been received by each such party. From and after the [Effective Date of Assignment], (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

                  2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in
Section 2.17(g) of the Agreement, duly completed and executed by such Assignee,
(ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form of Exhibit B to the Agreement and
(iii) a processing and recordation fee of $3,000.

                  3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:
                   -----------------------------------------------------------

Legal Name of Assignor:
                       -------------------------------------------------------

Legal Name of Assignee:
                       -------------------------------------------------------

Assignee's Address for Notices:
                               -----------------------------------------------

Effective Date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment unless otherwise agreed by the
Administrative Agent):
                      --------------------------------------------------------


                                                                     Percentage Assigned of Facility/
                                                                   Commitment (set forth, to at least 8
                             Principal Amount Assigned               decimals, as a percentage of the
                          (and identifying information as               Facility and the aggregate
       Facility           to individual Competitive Loans)        Commitments of all Lenders thereunder)
       --------           --------------------------------        --------------------------------------
Commitment
Assigned:                          $____________                               __________%
Standby Loans:                     $____________                               __________%
Competitive Loans:                 $____________                               __________%
Fees Assigned (if                  $____________                               __________%
any):

The terms set forth and on           Accepted:
the reverse side hereof              TEXAS UTILITIES COMPANY,
are hereby agreed to:
                                     by:
                                        -------------------------------------
                      , as
----------------------
Assignor,                                Name:
                                         Title:
by:
   -------------------               TEXAS UTILITIES ELECTRIC COMPANY,
    Name:
    Title:                           by:
                                        -------------------------------------
                      , as
----------------------
Assignee,                                Name:
                                         Title:
by:
   --------------------              TUC HOLDING COMPANY,
    Name:
    Title:                           by:
                                        -------------------------------------
                                         Name:
                                         Title:

                                     ENSERCH CORPORATION,

                                     by:
                                        -------------------------------------

                                         Name:
                                         Title:

                                     TEXAS COMMERCE BANK NATIONAL
                                     ASSOCIATION, as Administrative
                                     Agent,

                                     by:
                                        -------------------------------------

                                        Name:
                                        Title:

                                     THE CHASE MANHATTAN BANK, as CAF
                                     Agent,

                                     by:
                                        -------------------------------------
                                        Name:
                                        Title:

                                [LETTERHEAD OF]                     EXHIBIT D-1

                               REID & PRIEST LLP


                                                                 April 24, 1997


To the Lenders listed on
Schedule 2.01 of each
Credit Agreements referred to below

Ladies and Gentlemen:

                  We advise you that we have acted as counsel to TUC Holding Company, a Texas corporation ("TUC"), Texas Utilities Company, a Texas Corporation ("TU"), and Texas Utilities Electric Company, a Texas corporation ("TU Electric"), in connection with the 364-Day Amended and Restated Competitive Advance and Revolving Credit Facility Agreement and the 5-Year Amended and Restated Competitive Advance and Revolving Credit Facility Agreement (collectively, the "Credit Agreements"), each dated as of April 24, 1997, among TUC, TU, TU Electric, Enserch Corporation ("Enserch"), Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Competitive Advance Facility Agent, and the banks listed on
Schedule 2.01 thereof (the "Lenders"), and have participated in the preparation of or have examined and are familiar with (a) the current financial statements and reports filed by TU and TU Electric with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, (b) the Credit Agreements, (C) the articles of incorporation and by-laws of TUC, TU and TU Electric and (d) such other records and documents as we have deemed necessary for the purposes of this opinion.

                  Capitalized terms used in this opinion and not defined herein shall have the respective meanings assigned thereto in the Credit Agreements. This opinion is delivered to you pursuant to Section 4.02(a) of the Credit Agreements.

                  As to those matters stated herein to be "to our knowledge" or "known to us" such examination has been limited to discussions with and certificates from officers of TUC, TU and TU Electric and we have not conducted any independent investigation or verification or taken any action beyond such discussions and certificates, nor made any search of the records of any Governmental Authority with respect to such matters.

                  We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Texas. As to all matters of Texas law (including incorporation of TUC, TU and TU Electric, titles to properties, franchises, licenses and permits) we have, with your consent, relied upon an opinion of even date herewith delivered to you by Worsham, Forsythe & Wooldridge, L.L.P., general counsel for TUC, TU and TU Electric. While we represent TUC, TU and TU Electric on a regular basis, our engagement has been limited to specific matters as to which we were consulted. We have no direct knowledge of the day-to-day affairs of TUC, TU or TU Electric and have not reviewed generally their business affairs. Accordingly, we are relying upon representations of TUC, TU and TU Electric contained in the Credit Agreements, in certificates furnished pursuant thereto, and in certificates furnished to us by officers of TUC, TU and TU Electric.

                  For purposes of the opinions expressed below, we have assumed
(i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, (iii) the genuineness of all signatures other than on behalf of TUC, TU and TU Electric, (iv) the legal capacity of natural persons, (v) the power, corporate or otherwise, of all parties other than TUC, TU and TU Electric to enter into and to perform all of their obligations under such documents, and (vi) the due authorization, execution and delivery of all documents by all parties other than TUC, TU and TU Electric.

                  Based on the foregoing, we are of the opinion that:

                  1. Each of TUC, TU and TU Electric (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreements and to borrow funds thereunder.

                  2. The execution, delivery and performance by each of TUC, TU and TU Electric of the Credit Agreements and the Borrowings by each of them thereunder (collectively, the

"Transactions") (i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any law, statute, rule or regulation presently binding on or applicable to TUC, TU or TU Electric, or the articles of incorporation, as amended, or by-laws of TUC, TU or TU Electric, (2) to our knowledge, any order of any Governmental Authority presently applicable to TUC, TU or TU Electric or (3) any provision of any indenture, agreement or other instrument known to us to which TUC, TU or TU Electric or its property is bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any lien upon or with respect to any property or assets of TUC, TU or TU Electric.

                  3. The Credit Agreements have been duly executed and delivered by TUC, TU and TU Electric and constitute legal, valid and binding obligations of TUC, TU and TU Electric enforceable against each of them in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4. No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority (including pursuant to the Public Utility Holding Company Act of 1935, as amended) is required on the part of TUC, TU or TU Electric in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

                  5. (a) None of TUC, TU nor TU Electric nor any of their respective Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, and (b) TUC, TU, TU Electric and each of their respective Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution, delivery and performance by each of TUC, TU and TU Electric of the Credit Agreements do not violate any provisions of such Act or any rule or regulation thereunder.

                  6. Except as described in the Annual Reports of TU and TU Electric on Form 10-K of TU for the year ended December 31, 1996 and as set forth in Schedule 3.06 to the Credit Agreements, to our knowledge there is no action, suit, or proceeding at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting TUC, TU or TU Electric (i) which involves the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Change.

                  7. To our knowledge after due inquiry, the proposed use of the proceeds of the Loans is in accordance with the Credit Agreements and, if so used, will not violate the Margin Regulations.

                  8. We believe that a New York court would give effect to the provisions of the Credit Agreements that state that they are to be construed in accordance with New York law.

                  This letter is solely for the benefit of the named addressees and may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person without our prior written consent, except that Worsham, Forsythe & Wooldridge, L.L.P. may rely hereon in connection with their opinion being rendered pursuant to Section 4.02(a) of the Credit Agreements.


                                                     Very truly yours,


                                                     Reid & Priest LLP

                              [LETTERHEAD OF]                       EXHIBIT D-2

                     WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.






                                                                 April 24, 1997


To the Lenders listed on
Schedule 2.01 of each of the
Credit Agreements referred to below

Ladies and Gentlemen:

                  We have acted as general counsel for TUC Holding Company, a Texas corporation ("TUC"), Texas Utilities Company, a Texas corporation ("TU") and Texas Utilities Electric Company, a Texas corporation ("TU Electric"), in connection with the execution and delivery of the 364-Day Amended and Restated Competitive Advance and Revolving Credit Facility Agreement and the 5-Year Amended and Restated Competitive Advance and Revolving Credit Facility Agreement (collectively, the "Credit Agreements"), each dated as of April 24, 1997, among TUC, TU, TU Electric, Enserch Corporation ("Enserch"), the banks listed on Schedule 2.01 thereof (the "Lenders"), Texas Commerce Bank National Association, as Administrative Agent and The Chase Manhattan Bank, as Competitive Advance Facility Agent.

                  Capitalized terms used in this opinion and not defined herein shall have the respective meanings assigned thereto in the Credit Agreements. This opinion is delivered to you pursuant to Section 4.02(a) of the Credit Agreements.

                  In connection with this opinion we have examined a counterpart of the Credit Agreements executed by TUC, TU and TU Electric and have also made such examination of other documents and of certificates of public officials and corporate officers of TUC, TU and TU Electric, and have made such other legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering this opinion; but as to those matters stated herein to be "to our knowledge" or "known to us" such examination has been limited to discussions with and certificates from officers of TUC, TU and TU Electric and we have not conducted any independent investigation or verification or taken any action beyond such discussions and certificates, nor made any search of the records of any Governmental Authority with respect to such matters.

                  For purposes of the opinions expressed below, we have assumed
(i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, (iii) the genuineness of all signatures other than on behalf of TUC, TU and TU Electric,
(iv) the legal capacity of natural persons, (v) the power, corporate or otherwise, of all parties other than TUC, TU and TU Electric to enter into and to perform all of their obligations under such documents, and (vi) the due authorization, execution and delivery of all documents by all parties other than TUC, TU and TU Electric.

                  Based upon, and subject to, the foregoing and to such further limitations and qualifications stated below, we are of the opinion that:

                  1. Each of TUC, TU and TU Electric (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreements and to borrow funds thereunder.

                  2. The execution, delivery and performance by each of TUC, TU and TU Electric of the Credit Agreements and the Borrowings by each of them (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any law, statute, rule or regulation presently binding on or applicable to TUC, TU or TU Electric, or the articles of incorporation, as amended, or by-laws of TUC, TU or TU Electric, (2) to our knowledge, any order of any Governmental Authority presently applicable to TUC, TU or TU Electric or (3) any provision of any indenture, agreement or other instrument known to us to which TUC, TU or TU Electric is a party or by which TUC, TU or TU Electric or its property is bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any lien upon or with respect to any property or assets now owned or hereafter acquired by TUC, TU or TU Electric.

                  3. The Credit Agreements have been duly executed and delivered by TUC, TU and TU Electric and constitute legal, valid and binding obligations of TUC, TU and TU Electric enforceable against each of them in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4. No action, consent or approval of, registration or filing with, or any other action by, any Government Authority (including pursuant to the Public Utility Holding Company Act of 1935, as amended) is required on the part of TUC, TU or TU Electric in connection with the Transactions, except as such as have been made or obtained and are in full force and effect.

                  5. None of TUC, TU nor TU Electric nor any of their respective Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. TUC, TU, TU Electric and each of their respective Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935, as amended, and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and rules and regulations thereunder, and the execution, delivery and performance by TUC, TU and TU Electric of the Credit Agreements do not violate any provision of such Act or any rule or regulation thereunder.

                  6. Except as described in the Annual Reports of TU and TU Electric on Form 10-K of TU for the year ended December 31, 1996 and as set forth in Schedule 3.06 to the Credit Agreements, to our knowledge there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting TUC, TU or TU Electric
(i) which involves the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse change.

                  7. To our knowledge, TUC, TU and TU Electric are not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would result in a Material Adverse Change.

                  8. To our knowledge, after due inquiry, the proposed use of the proceeds of the Loans is in accordance with the Credit Agreements, and, if so used, will not violate the Margin Regulations.

                  9. We believe that a Texas court would give effect to the provisions of the Credit Agreements that state that they are to be construed in accordance with New York law; provided, however, that we render no opinion as to the application of New York law that is contrary to a fundamental or public policy of the State of Texas.

                  We are members of the State Bar of Texas and do not purport to be experts on, nor do we opine as to, the laws of any jurisdiction other than the State of Texas and the federal laws of the United States. To the extent that the opinions hereinabove set forth involve the laws of the State of New York, we have relied upon the opinion of even date herewith delivered by you by Reid & Priest LLP, special counsel to TUC, TU and TU Electric.

                  The foregoing opinions are limited to existing laws and we undertake no obligation or responsibility to update or supplement this letter in response to subsequent changes in the law or future events or circumstances affecting the Transactions. This letter is solely for the benefit of the named addressees and may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person without our prior written consent, except that Reid & Priest LLP may rely hereon in connection with their opinion being rendered pursuant to Section 4.02(a) of the Credit Agreements.


                                         Very truly yours,

                                         WORSHAM, FORSYTHE &
                                         WOOLDRIDGE, L.L.P.

                                         By:
                                             ---------------------------
                                         A Partner

                               [LETTERHEAD OF]                      EXHIBIT D-3

                   [NEW YORK COUNSEL FOR ENSERCH CORPORATION]


                                                                 April 24, 1997


To the Lenders listed on
Schedule 2.01 of each
Credit Agreements referred to below

Ladies and Gentlemen:

                  We advise you that we have acted as counsel to Enserch Corporation, a Texas corporation ("Enserch"), in connection with the 364-Day Amended and Restated Competitive Advance and Revolving Credit Facility Agreement and the 5-Year Amended and Restated Competitive Advance and
Revolving Credit Facility Agreement (collectively, the "Credit Agreements"), each dated as of April 24, 1997, among TUC Holding Company, a Texas corporation ("TUC"), Texas Utilities Company, a Texas corporation ("TU"), Texas Utilities Electric Company, a Texas corporation ("TU Electric"), Enserch, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Competitive Advance Facility Agent, and the banks listed on Schedule 2.01 thereof (the "Lenders"), and have participated in the preparation of or have examined and are familiar with (a) the current financial statements and reports filed by Enserch with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, (b) the Credit Agreements, (C) the articles of incorporation and by-laws of Enserch and (d) such other records and documents as we have deemed necessary for the purposes of this opinion.

                  Capitalized terms used in this opinion and not defined herein shall have the respective meanings assigned thereto in the Credit Agreements. This opinion is delivered to you pursuant to Section 4.03(c) of the Credit Agreements.

                  As to those matters stated herein to be "to our knowledge" or "known to us" such examination has been limited to discussions with and certificates from officers of Enserch and we have not conducted any independent investigation or verification or taken any action beyond such discussions and certificates, nor made any search of the records of any Governmental Authority with respect to such matters.

                  We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Texas. As to all matters of Texas law (including incorporation of Enserch, titles to properties, franchises, licenses and permits) we have, with your consent, relied upon an opinion of even date herewith delivered to you by [ ], general counsel for Enserch. While we represent Enserch on a regular basis, our engagement has been limited to specific matters as to which we were consulted. We have no direct knowledge of the day-to-day affairs of Enserch and have not reviewed generally its business affairs. Accordingly, we are relying upon representations of Enserch contained in the Credit Agreements, in certificates furnished pursuant thereto, and in certificates furnished to us by officers of Enserch.

                  For purposes of the opinions expressed below, we have assumed
(i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, (iii) the genuineness of all signatures other than on behalf of Enserch, (iv) the legal capacity of natural persons, (v) the power, corporate or otherwise, of all parties other than Enserch to enter into and to perform all of their obligations under such documents, and (vi) the due authorization, execution and delivery of all documents by all parties other than Enserch.

                  Based on the foregoing, we are of the opinion that:

                  1. Enserch (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreements and to borrow funds thereunder.

                  2. The execution, delivery and performance by Enserch of the Credit Agreements and the Borrowings by it thereunder (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any law, statute, rule or regulation presently binding on or applicable to Enserch, or the articles of incorporation, as amended, or by-laws of

Enserch, (2) to our knowledge, any order of any Governmental Authority presently applicable to Enserch or (3) any provision of any indenture, agreement or other instrument known to us to which Enserch or its property is bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any lien upon or with respect to any property or assets of Enserch.

                  3. The Credit Agreements have been duly executed and delivered by Enserch and constitute legal, valid and binding obligations of Enserch enforceable against it in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4. No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority (including pursuant to the Public Utility Holding Company Act of 1935, as amended) is required on the part of Enserch in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

                  5. (a) Neither Enserch nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, and (b) Enserch and each of its respective Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution, delivery and performance by Enserch of the Credit Agreements do not violate any provisions of such Act or any rule or regulation thereunder.

                  6. Except as described in the Annual Report of Enserch on Form 10-K for the year ended December 31, 1996 and as set forth in Schedule
3.06 to the Credit Agreements, to our knowledge there is no action, suit, or proceeding at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting Enserch (i) which involves the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Change.

                  7. To our knowledge after due inquiry, the proposed use of the proceeds of the Loans is in accordance with the Credit Agreements and, if so used, will not violate the Margin Regulations.

                  8. We believe that a New York court would give effect to the provisions of the Credit Agreements that state that they are to be construed in accordance with New York law.

                  This letter is solely for the benefit of the named addressees and may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person without our prior written consent, except that [ ] may rely hereon in connection with their opinion being rendered pursuant to Section 4.03(c) of the Credit Agreements.


                                                     Very truly yours,

                                [LETTERHEAD OF]                     EXHIBIT D-4

                   [GENERAL COUNSEL FOR ENSERCH CORPORATION]




                                                                 April 24, 1997


To the Lenders listed on
Schedule 2.01 of each of the
Credit Agreements referred to below

Ladies and Gentlemen:

                  We have acted as general counsel for Enserch Corporation, a Texas corporation ("Enserch"), in connection with the execution and delivery of the 364-Day Amended and Restated Competitive Advance and Revolving Credit Facility Agreement and the 5-Year Amended and Restated Competitive Advance and Revolving Credit Facility Agreement (collectively, the "Credit Agreements"), each dated as of April 24, 1997, among TUC Holding Company, a Texas corporation ("TUC"), Texas Utilities Company, a Texas Corporation ("TU"), Texas Utilities Electric Company, a Texas corporation ("TU Electric"), Enserch, the banks listed on Schedule 2.01 thereof (the "Lenders"), Texas Commerce Bank National Association, as Administrative Agent and The Chase Manhattan Bank, as Competitive Advance Facility Agent.

                  Capitalized terms used in this opinion and not defined herein shall have the respective meanings assigned thereto in the Credit Agreements. This opinion is delivered to you pursuant to Section 4.03(c) of the Credit Agreements.

                  In connection with this opinion we have examined a counterpart of the Credit Agreements executed by Enserch and have also made such examination of other documents and of certificates of public officials and corporate officers of Enserch, and have made such other legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering this opinion; but as to those matters stated herein to be "to our knowledge" or "known to us" such examination has been limited to discussions with and certificates from officers of Enserch and we have not conducted any independent investigation or verification or taken any action beyond such discussions and certificates, nor made any search of the records of any Governmental Authority with respect to such matters.

                  For purposes of the opinions expressed below, we have assumed
(i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies,

(iii) the genuineness of all signatures other than on behalf of Enserch, (iv) the legal capacity of natural persons, (v) the power, corporate or otherwise, of all parties other than Enserch to enter into and to perform all of their obligations under such documents, and (vi) the due authorization, execution and delivery of all documents by all parties other than Enserch.

                  Based upon, and subject to, the foregoing and to such further limitations and qualifications stated below, we are of the opinion that:

                  1. Enserch (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreements and to borrow funds thereunder.

                  2. The execution, delivery and performance by Enserch of the Credit Agreements and the Borrowings by each of them (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any law, statute, rule or regulation presently binding on or applicable to Enserch, or the articles of incorporation, as amended, or by-laws of Enserch, (2) to our knowledge, any order of any Governmental Authority presently applicable to Enserch or (3) any provision of any indenture, agreement or other instrument known to us to which Enserch is a party or by which Enserch or its property is bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any lien upon or with respect to any property or assets now owned or hereafter acquired by Enserch.

                  3. The Credit Agreements have been duly executed and delivered by Enserch and constitute legal, valid and binding obligations of Enserch enforceable against each of them in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4. No action, consent or approval of, registration or filing with, or any other action by, any Government Authority (including pursuant to the Public Utility Holding Company Act of 1935, as amended) is required on the part of Enserch in connection with the Transactions, except as such as have been made or obtained and are in full force and effect.

                  5. Neither Enserch nor any of its respective Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Enserch and each of its Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935, as amended, and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and rules and regulations thereunder, and the execution, delivery and performance by Enserch of the Credit Agreements do not violate any provision of such Act or any rule or regulation thereunder.

                  6. Except as described in the Annual Report of Enserch on Form 10-K for the year ended December 31, 1996 and as set forth in Schedule
3.06 to the Credit Agreements, to our knowledge there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting Enserch (i) which involves the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse change.

                  7. To our knowledge, Enserch is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would result in a Material Adverse Change.

                  8. To our knowledge, after due inquiry, the proposed use of the proceeds of the Loans is in accordance with the Credit Agreements, and, if so used, will not violate the Margin Regulations.

                  9. We believe that a Texas court would give effect to the provisions of the Credit Agreements that state that they are to be construed in accordance with New York law; provided, however, that we render no opinion as to the application of New York law that is contrary to a fundamental or public policy of the State of Texas.

                  We are members of the State Bar of Texas and do not purport to be experts on, nor do we opine as to, the laws of any jurisdiction other than the State of Texas and the federal laws of the United States. To the extent that the opinions hereinabove set forth involve the laws of the State of New York, we have relied upon the opinion of even date herewith delivered by you by [ ], special counsel to Enserch.

                  The foregoing opinions are limited to existing laws and we undertake no obligation or responsibility to update or supplement this letter in response to subsequent changes in the law or future events or circumstances affecting the Transactions. This letter is solely for the benefit of the named addressees and may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person without our prior written consent, except that [ ] may rely hereon in connection with their opinion being rendered pursuant to Section 4.03(c) of the Credit Agreements.


                                         Very truly yours,

                                 Schedule 2.01


===============================================================================
            Name                                         Commitment
            ----                                         ----------
-------------------------------------------------------------------------------
The Chase Manhattan Bank                               $52,500,000.00


-------------------------------------------------------------------------------
Texas Commerce Bank National                           $52,500,000.00
Association


-------------------------------------------------------------------------------
The Bank of New York                                   $91,000,000.00


-------------------------------------------------------------------------------
The Bank of Tokyo-                                     $91,000,000.00
Mitsubishi, Ltd.


-------------------------------------------------------------------------------
NationsBank of Texas, N.A.                             $91,000,000.00


-------------------------------------------------------------------------------
Bank of America National                               $63,000,000.00
Trust and Savings
Association


-------------------------------------------------------------------------------
Canadian Imperial Bank of                              $63,000,000.00
Commerce


-------------------------------------------------------------------------------
Citibank, N.A.                                         $63,000,000.00


-------------------------------------------------------------------------------
Credit Suisse First Boston                             $63,000,000.00


-------------------------------------------------------------------------------
Mellon Bank, N.A.                                      $63,000,000.00


-------------------------------------------------------------------------------
Toronto Dominion                                       $63,000,000.00


-------------------------------------------------------------------------------
The Industrial Bank of Japan                           $52,500,000.00
Trust Company

-------------------------------------------------------------------------------

===============================================================================
          Name                                            Commitment
          ----                                            ----------
-------------------------------------------------------------------------------
Morgan Guaranty Trust                                  $52,500,000.00
Company of New York


-------------------------------------------------------------------------------
The Tokai Bank, Limited                                $49,000,000.00


-------------------------------------------------------------------------------
Commerzbank, AG                                        $35,000,000.00


-------------------------------------------------------------------------------
Caisse Nationale de Credit                             $35,000,000.00
Agricole


-------------------------------------------------------------------------------
Credit Lyonnais                                        $35,000,000.00


-------------------------------------------------------------------------------
The First National Bank of                             $35,000,000.00
Chicago


-------------------------------------------------------------------------------
First Union National Bank of                           $35,000,000.00
North Carolina


-------------------------------------------------------------------------------
The Fuji Bank, Limited                                 $35,000,000.00


-------------------------------------------------------------------------------
The Long-Term Credit Bank of                           $35,000,000.00
Japan, Limited


-------------------------------------------------------------------------------
The Mitsubishi Trust and                               $35,000,000.00
Banking Corporation, Los
Angeles Agency

-------------------------------------------------------------------------------

===============================================================================
         Name                                             Commitment
         ----                                             ----------
-------------------------------------------------------------------------------
The Sakura Bank, Limited                               $35,000,000.00


-------------------------------------------------------------------------------
The Sanwa Bank Limited                                 $35,000,000.00


-------------------------------------------------------------------------------
Union Bank of Switzerland                              $35,000,000.00


-------------------------------------------------------------------------------
Westpac Banking Corporation                            $35,000,000.00


-------------------------------------------------------------------------------
Total Commitment                                       $ 1,330,000,000.00

===============================================================================

                                                                  SCHEDULE 3.06
                                                                         TO THE
                                                               CREDIT AGREEMENT


                                   Litigation

None